UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2022

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 28, 2022, JetBlue Airways Corporation, a Delaware corporation (“JetBlue”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing its entry into an Agreement and Plan of Merger (the “Merger Agreement”) with Spirit Airlines, Inc., a Delaware corporation (“Spirit”), and Sundown Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of JetBlue. This Amendment No. 1 to the Original 8-K is being filed solely to correct a scrivener’s error contained in Section 3.3(b) of the Merger Agreement filed as Exhibit 2.1 to the Original 8-K. Exhibit 2.1 filed with this Amendment No. 1 replaces Exhibit 2.1 to the Original 8-K in its entirety, and all other disclosures in, and exhibits to, the Original 8-K remain unchanged.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K/A, including statements concerning JetBlue, Spirit, the proposed transaction and other matters, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent JetBlue management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to JetBlue and Spirit. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in JetBlue’s and Spirit’s U.S. Securities and Exchange Commission (“SEC”) filings, matters of which JetBlue or Spirit may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit or both of them to terminate the merger agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise and the potential financial consequences thereof; failure to satisfy other closing conditions to the proposed transactions; failure of the parties to consummate the proposed transaction; JetBlue’s ability to finance the proposed transaction and the indebtedness JetBlue expects to incur in connection with the proposed transaction; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the proposed transaction; failure to realize anticipated benefits of the combined operations; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; ongoing and increase in costs related to IT network security. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s and Spirit’s SEC filings, including but not limited to, JetBlue’s and Spirit’s 2021 Annual Reports on Form 10-K and their Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this Current Report on Form 8-K/A might not occur. JetBlue’s and Spirit’s forward-looking statements included in this Current Report on Form 8-K/A speak only as of the date the statements were written or recorded. JetBlue and Spirit undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

Additional Important Information and Where to Find It

This communication is being made in respect to the proposed transaction involving JetBlue, Sundown Acquisition Corp., and Spirit. A meeting of the stockholders of Spirit will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Spirit expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Spirit and will contain important information about the proposed transaction and related matters.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and stockholders may obtain a free copy of any proxy statement (when available) and other documents filed by JetBlue and Spirit at the SEC’s web site at https://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of any proxy statement (when available) and other documents filed by JetBlue and Spirit with the SEC on JetBlue’s Investor Relations website at http://investor.jetblue.com and on Spirit’s Investor Relations website at https://ir.spirit.com.

Participants in the Solicitation

JetBlue and Spirit, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Information regarding JetBlue’s directors and executive officers is contained in JetBlue’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 7, 2022, and in JetBlue’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022. Information regarding Spirit’s directors and executive officers is contained in Spirit’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on March 30, 2022. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer Or Solicitation

This Current Report on Form 8-K/A shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 28, 2022, by and among JetBlue Airways Corporation, Sundown Acquisition Corp., and Spirit Airlines, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: August 16, 2022	By:	/s/ Brandon Nelson
Name: Brandon Nelson Title: General Counsel and Corporate Secretary

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

JetBlue Airways Corporation,

Sundown Acquisition Corp.

and

Spirit Airlines, Inc.

Dated as of July 28, 2022

i

3.27	U.S. Citizen; Air Carrier	33
3.28	Opinion of Financial Advisor	33
3.29	Required Vote	33
3.30	Brokers	33
3.31	Information Supplied	34
3.32	Company Treasury Restrictions	34
3.33	Company Convertible Notes	34
3.34	No Other Representations or Warranties	34

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		35

4.1	Organization and Qualification	35
4.2	Authority	35
4.3	No Conflict	36
4.4	Required Filings and Consents	36
4.5	Litigation	37
4.6	Ownership of Company Common Stock	37
4.7	Financing	37
4.8	Solvency	38
4.9	Ownership of Merger Sub; No Prior Activities	39
4.10	Management Arrangements	39
4.11	Brokers	39
4.12	Information Supplied	39
4.13	No Other Representations or Warranties	39

ARTICLE 5 COVENANTS		40

5.1	Conduct of Business by the Company Pending the Closing	40
5.2	Access to Information; Confidentiality	46
5.3	No-Shop; Acquisition Proposals	47
5.4	Proxy Statement; Company Stockholder Meeting	51
5.5	Appropriate Action; Consents; Filings	54
5.6	Certain Notices	58
5.7	Public Announcements	58
5.8	Employee Benefit Matters	59
5.9	Indemnification of Directors and Officers	62
5.10	State Takeover Laws	63
5.11	Parent Agreement Concerning Merger Sub	63
5.12	Section 16 Matters	63
5.13	Company Stock Exchange Delisting; Deregistration	64
5.14	Stockholder Litigation	64
5.15	Tax Matters	64
5.16	Company Convertible Notes	64
5.17	Financing; Financing Cooperation	65
5.18	Prepayments	68
5.19	Frontier Reimbursement Payment	72

ii

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER		72

6.1	Conditions to Obligations of Each Party Under This Agreement	72
6.2	Conditions to Obligations of Parent and Merger Sub	73
6.3	Conditions to Obligations of the Company	74

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		75

7.1	Termination	75
7.2	Effect of Termination	77
7.3	Amendment	80
7.4	Waiver	80

ARTICLE 8 GENERAL PROVISIONS		80

8.1	Non-Survival of Representations and Warranties	80
8.2	Fees and Expenses	80
8.3	Notices	80
8.4	Certain Definitions	82
8.5	Terms Defined Elsewhere	94
8.6	Headings	98
8.7	Severability	98
8.8	Entire Agreement	99
8.9	Parties in Interest	99
8.10	Assignment	99
8.11	Mutual Drafting; Interpretation	99
8.12	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	100
8.13	Counterparts	102
8.14	Specific Performance	102

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Certificate of Merger

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 28, 2022 (this “Agreement”), is entered into by and among JetBlue Airways Corporation, a Delaware corporation (“Parent”), Sundown Acquisition Corp., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Spirit Airlines, Inc., a Delaware corporation (the “Company” and together with Parent and Merger Sub, collectively, the “parties” and each individually a “party”). All capitalized terms used in this Agreement will have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, prior to the execution and delivery of this Agreement, the Company has terminated in accordance with its terms that certain Agreement and Plan of Merger, dated as of February 5, 2022 (as amended, the “Frontier Merger Agreement”), by and among Frontier Group Holdings, Inc., a Delaware corporation (“Frontier”), Top Gun Acquisition Corp., a Delaware corporation, and the Company;

WHEREAS, Parent and the Company have determined to engage in a strategic business combination whereby, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the DGCL and (iii) subject to the terms and conditions of this Agreement, recommended that the stockholders of the Company vote their Shares in favor of the adoption of this Agreement (the “Company Board Recommendation”);

WHEREAS, subject to the terms and conditions of this Agreement, Parent has agreed in certain circumstances to pay certain amounts to the stockholders of the Company, a portion of such amounts constituting (i) a prepayment of a portion of the Merger Consideration if the Merger is consummated in accordance with this Agreement or (ii) a prepayment of the Parent Regulatory Fee, which shall be payable to the stockholders of the Company if this Agreement is terminated under the circumstances set forth in Section 7.2(e);

WHEREAS, the Board of Directors of Parent has duly authorized, approved and adopted the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended adoption of this Agreement and approval of the Merger and the other transactions contemplated by this Agreement by the sole stockholder of Merger Sub; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1

THE MERGER

1.1	The Merger.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger will have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

(b)

At the Effective Time, the certificate of incorporation of the Surviving Corporation will, by virtue of the Merger, be amended and restated so as to read in its entirety in the form set forth as Exhibit A hereto, until thereafter amended as provided therein or by applicable Law. In addition, Parent and the Company shall take such actions reasonably necessary to cause the bylaws of the Company to be amended and restated as of the Effective Time to read as the bylaws of Merger Sub in effect immediately prior to the Effective Time, and as so amended and restated to thereafter be the bylaws of the Surviving Corporation (except that the name of the Surviving Corporation shall be “Spirit Airlines, Inc.”), until thereafter amended as provided therein or by applicable Law.

(c)

Unless otherwise determined by Parent prior to the Effective Time, Parent and the Company will take such actions as are reasonably necessary to cause the directors of the Company to resign as of the Effective Time and to cause the persons who are the directors of Merger Sub immediately prior to the Effective Time to, from and after the Effective Time, be the sole directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, Parent and the Company will take such actions as are reasonably necessary to cause the officers of Merger Sub immediately prior to the Effective Time, to, from and after the Effective Time, be the sole officers of the Surviving Corporation, each to hold the same office with the Surviving Corporation as such officer held with Merger Sub immediately prior to the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d)

If at any time after the Effective Time, the Surviving Corporation determines, in its sole discretion, or is advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2

Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern time, on a date to be specified by the parties (the “Closing Date”), such date to be no later than the third Business Day after satisfaction or written waiver of all of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or written waiver of those conditions at the Closing), at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, unless another time, date or place is agreed to by the parties hereto. On the Closing Date, or on such other date as Parent and the Company may agree to, Parent, Merger Sub and the Company will cause the certificate of merger in the form attached hereto as Exhibit B (subject to such changes as may be mutually agreed to by Parent and the Company, the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at the time the Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

ARTICLE 2

CONVERSION OF SECURITIES

2.1

Conversion of Securities in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)

Conversion of Company Common Stock. Each share (“Share”) of Common Stock of the Company, par value $0.0001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) will be converted into the right to receive, upon surrender of the Certificate formerly representing such Shares in the case of certificated Shares, or automatically in the case of Book-Entry Shares formerly representing such Shares, in accordance with Section 2.2, an amount in cash per Share, without interest, equal to (such amount, the “Merger Consideration”) (i) $33.50 minus (ii) (A) to the extent paid (or, in the event that the Closing Date occurs after the Approval Prepayment Record Date but before the Approval Prepayment Date, to the extent payable after the Closing Date), the Approval Prepayment Amount and (B) the lesser of (1) $1.15 and (2) the Aggregate Additional Prepayment Amount. At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate and Book-Entry Share that immediately prior to the Effective Time represented any of the Shares (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall thereafter represent only the right to receive the Merger Consideration.

(b)

Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are held in the treasury of the Company, and all Shares owned of record by Parent, Merger Sub or any of their respective wholly owned Subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.

(c)

Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into and become one (1) newly and validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the preceding sentence.

2.2	Payment and Issuance of Merger Consideration; Surrender of Company Certificates.

(a)

Paying Agent. Prior to the Effective Time, Parent will designate a reputable bank or trust company, reasonably acceptable to the Company, to act as the paying agent for purposes of effecting the payment and issuance of the Merger Consideration in connection with the Merger (the “Paying Agent”). At or immediately following the Effective Time (but in any event substantially concurrently with the Closing), Parent or Merger Sub will deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration to which holders of Shares will be entitled at the Effective Time pursuant to this Agreement (collectively, the “Payment Fund”). The Payment Fund will be invested by the Paying Agent as directed by Parent, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings resulting from such investments will be the sole and exclusive property of Parent, and no part of such earnings will accrue to the benefit of holders of Shares. Any losses resulting from such investments shall not impact Parent’s obligations under this Article 2, and in the event of any such losses, Parent shall take all actions necessary to cause to deposit into the Payment Fund sufficient cash to satisfy Parent’s obligations under this Article 2.

(b)

Procedures for Surrender. As promptly as practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates (if any) will pass, only upon delivery of such Certificates to the Paying Agent, and will otherwise be in such form and have such other provisions as Parent or the Paying Agent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates will be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered will forthwith be cancelled. The Merger Consideration paid upon the surrender for exchange of Certificates will be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the Person requesting such payment will have paid any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the Paying Agent that such Taxes either have been paid or are not payable. Any holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive. In lieu thereof, each registered holder of one (1) or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and the Surviving Corporation shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), the Merger Consideration payable for each such Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement.

(c)

Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, then (subject to compliance with the exchange procedures of Section 2.2(b)) they will be cancelled and exchanged as provided in this Agreement.

(d)

Termination of Payment Fund; Abandoned Property; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest accrued with respect thereto) not disbursed to holders of Certificates, and thereafter such holders will be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) with respect to the Merger Consideration payable upon due surrender of their Certificates and compliance with the procedures in Section 2.2(b). If, prior to six (6) years after the Effective Time (or otherwise immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws), any holder of Certificates has not complied with the procedures in Section 2.2(b) to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)

Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a) hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a customary affidavit of loss and, if required by Parent or the Paying Agent, the posting by such Person of a bond as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(f)

Withholding Rights. Each of Parent, the Company, the Surviving Corporation, the Paying Agent and any other applicable withholding agent, as applicable, shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or any other Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder or any applicable provisions of state, local or foreign Tax Law; provided, that withholding for Merger Consideration or other payments received in respect of Company RSU Awards, Company Performance Share Awards and 2022 Company Performance Share Awards shall be effected as cash and net share withholding in proportion to the type of consideration payable to the holder thereof. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or other Person in respect of which such deduction and withholding was made.

2.3

Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and will instead represent the right to receive only the payment provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL, then the right of such holder to receive such payment in respect of such Dissenting Shares will cease and such Dissenting Shares will be deemed to have been converted, as of the Effective Time, into and will be exchangeable solely for the right to receive the Merger Consideration and shall no longer be Dissenting Shares. The Company will give Parent prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent will have the right to participate in and direct all negotiations and Proceedings with respect to such demands. The Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

2.4	Treatment of Company Equity Awards; Stock Plans.

(a)

Treatment of Company RSU Awards. Effective as of immediately prior to the Effective Time, each outstanding award of restricted stock units (other than Company Performance Share Awards, the treatment of which in connection with the Merger shall be as provided in Section 2.4(b), but including, for clarity, performance market stock unit awards denominated in Company Common Stock granted pursuant to any Company Equity Award Plan (each, a “Company MSU Award”) and performance share awards denominated in Company Common Stock granted in fiscal year 2022 pursuant to any Company Equity Award Plan (each, a “2022 Company Performance Share Award”) denominated in Company Common Stock granted pursuant to any Company Equity Award Plan (each, a “Company RSU Award”), shall be assumed by Parent and converted into for each share of Company Common Stock underlying the related Company RSU Award as of immediately prior to the Effective Time (treating for this purpose any performance-based vesting condition to which a Company MSU Award or 2022 Company Performance Share Award is subject as having been achieved based on target performance as of immediately prior to the Effective Time), the right to receive an amount in cash equal to the sum of: (x) the Merger Consideration, subject to the same vesting schedule applicable to the related Company RSU Award, plus (y) solely to the extent (1) the related Company RSU Award has not been otherwise equitably or discretionarily adjusted under the Company Equity Award Plans and no amount has been otherwise paid in respect of the related Company RSU Award to the holder thereof under the Company Equity Award Plans, in each case, to reflect the Approval Prepayment, and (2) paid pursuant to Section 5.18(a) (or, in the event that the Closing Date occurs after the Approval Prepayment Record Date but before the Approval Prepayment Date, to the extent payable after the Closing Date pursuant to Section 5.18(a)), the Approval Prepayment Amount, plus (z) solely to the extent the related Company RSU Award has not been otherwise equitably or discretionarily adjusted under the Company Equity Award Plans and no amount has been otherwise paid in respect of the related Company RSU Award to the holder thereof under the Company Equity Award Plans, in each case, to reflect any Additional Prepayment, any Additional Prepayment Amounts not yet paid to the holder of such Company RSU Award.

(b)

Treatment of Company Performance Share Awards. Effective as of immediately prior to the Effective Time, each outstanding performance share award denominated in Company Common Stock granted pursuant to the Company Equity Award Plans (other than, for clarity, Company MSU Awards and 2022 Company Performance Share Awards, the treatment of which in connection with the Merger shall be as provided in Section 2.4(a)) (each, a “Company Performance Share Award”) shall entitle the holder thereof to receive, immediately prior to the Effective Time and subject to the occurrence of the Closing, the number of Shares that are earned thereunder based on target performance as of immediately prior to the Effective Time, multiplied by a fraction, the numerator of which is equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the first day of the applicable performance period until the Closing Date and the denominator of which is the number of total months in such performance period. Any Shares so delivered in respect of Company

Performance Share Awards shall be deemed to be issued and outstanding as of immediately prior to the Effective Time shall have the right to receive an amount in cash equal to the sum of: (x) the Merger Consideration, plus (y) solely to the extent (1) the related Company Performance Share Award has not been otherwise equitably or discretionarily adjusted under the Company Equity Award Plans and no amount has been otherwise paid in respect of the related Company Performance Share Award to the holder thereof under the Company Equity Award Plans, in each case, to reflect the Approval Prepayment, and (2) paid pursuant to Section 5.18(a) (or, in the event that the Closing Date occurs after the Approval Prepayment Record Date but before the Approval Prepayment Date, to the extent payable after the Closing Date pursuant to Section 5.18(a)), the Approval Prepayment Amount; plus (z) solely to the extent the related Company Performance Share Award has not been otherwise equitably or discretionarily adjusted under the Company Equity Award Plans and no amount has been otherwise paid in respect of the related Company Performance Share Award to the holder thereof under the Company Equity Award Plans, in each case, to reflect any Additional Prepayment, any Additional Prepayment Amount not yet paid to the holder of such Company Performance Share Award.

(c)

Withholding and Delayed Payment. Notwithstanding any other provision in this Agreement, the Approval Prepayment Amount and the Aggregate Additional Prepayment Amount or Additional Prepayment Amounts payable pursuant to Sections 2.4(a) and 2.4(b) shall be paid, less all applicable tax and other withholdings; provided, however, that in the event that any payment of the Approval Prepayment Amount or any Aggregate Additional Prepayment Amount or Additional Prepayment Amount pursuant to Sections 2.4(a) and 2.4(b) in accordance with the vesting schedule of the related Company Equity Award shall be subject to: (i) any compensation restrictions imposed by any Government Support Law, such payment shall be made promptly following the date that the payment becomes payable without violating such Government Support Law restrictions, and (ii) Section 409A of the Code, such payment shall be paid at the earliest time permitted under the terms of the underlying award agreement of the Company Equity Award and the applicable Company Equity Award Plan relating to such Company Equity Award in order to not trigger a tax or penalty under Section 409A of the Code, and all such adjustments and modifications to the form and timing of such payment shall be made in compliance with Section 409A of the Code.

(d)

Termination of Company Equity Award Plans. After the Effective Time, all Company Equity Award Plans will be terminated, and no further Company Equity Awards or other rights with respect to Shares will be granted thereunder.

(e)

Corporate Actions. At or prior to the Effective Time, the Company, Parent, the Company Board (or a duly authorized committee thereof) and the Parent Board (or a duly authorized committee thereof), as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.4. The Company shall take all actions necessary to ensure that from and after the

Effective Time, except as expressly contemplated by this Agreement, neither Parent nor the Surviving Corporation will be required to deliver to any Person any Shares or other Equity Interests of the Company, the Surviving Corporation or any other Person pursuant to or in settlement of Company Equity Awards or other rights with respect to Shares. At or prior to the earlier of (i) the Approval Prepayment Date and (ii) the first Additional Prepayment Date (such date, the “First Additional Prepayment Date”), the Company Board shall adopt any resolutions and take any actions to ensure that each outstanding Company Equity Award that vests during the period commencing on the First Additional Prepayment Date through the day immediately prior to the Closing Date shall receive, solely to the extent the related Company Equity Award has not been otherwise equitably or discretionarily adjusted under the Company Equity Award Plans or paid pursuant to Sections 5.18(a) and 5.18(c), an amount in cash equal to the Approval Prepayment Amount and any Additional Prepayment Amounts actually paid prior to the applicable vesting date upon the settlement of such Company Equity Award. For the avoidance of doubt, such Company Equity Awards shall no longer be outstanding and subject to Sections 2.4(a) and 2.4(b), as the case may be.

2.5

Treatment of Company Warrants. Prior to the Effective Time, the Parent Board will adopt resolutions and take all other actions necessary and appropriate, including an assignment and assumption agreement in accordance with the applicable warrant agreement, to provide that, immediately prior to the Effective Time, (i) the Company Warrants shall be assumed by Parent and shall be converted into warrants exercisable for the Merger Consideration (the “Parent Assumed Warrants”) and (ii) Parent shall assume the due and punctual performance and observance of each and every covenant, agreement and condition of the Company Warrant Agreements, such that the Parent Assumed Warrants as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Warrants immediately prior to the Effective Time.

2.6

Certain Adjustments. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration, the Approval Prepayment Amount, any Additional Prepayment Amount and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents that are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) prior to the date of this Agreement (but (A) without giving effect to any amendment thereof filed with the SEC on or after the date of this Agreement and (B) excluding any disclosure contained in such Company SEC

Documents under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” or sections of such reports and other disclosures that are similarly predictive, cautionary or forward-looking in nature; provided, however, that for purposes of this clause (i), nothing disclosed in such Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.9, Section 3.28, Section 3.29 and Section 3.30) or (ii) the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”) (with each exception set forth in the Company Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection; provided that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to the extent that the relevance of such disclosure is reasonably apparent on the face of the disclosure contained in the Company Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1	Organization and Qualification; Subsidiaries.

(a)	The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)

The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its Business as it is now being conducted. The Company is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its Business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(c)

The Company has made available to Parent and Merger Sub accurate and complete copies of the Amended and Restated Certificate of Incorporation of the Company (as amended, the “Company Charter”) and Amended and Restated Bylaws of the Company (as amended, the “Company Bylaws”) as in effect on the date of this Agreement. The Company is not in violation of the Company Charter.

(d)

Section 3.1(d) of the Company Disclosure Schedule sets forth each Subsidiary of the Company. Each such Subsidiary is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or incorporation. Each such Subsidiary has all requisite corporate power and corporate authority, to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted. Each such Subsidiary is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

3.2	Capitalization.

(a)

As of the close of business on July 25, 2022, the authorized capital stock of the Company consists of (i) 240,000,000 shares of Company Common Stock, of which there were 108,851,093 shares issued and outstanding, (ii) 50,000,000 shares of Non-Voting Common Stock, par value $0.0001 per share (the “Company Non-Voting Common Stock”), of which there were no shares issued and outstanding, and (iii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock”), of which no shares were issued and outstanding. As of the date of this Agreement, there were 1,869,370 shares of Company Common Stock held by the Company in its treasury. All of the outstanding Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. There are no Restricted Shares outstanding.

(b)

As of the close of business on July 25, 2022, the Company has no shares of Company Common Stock, Company Non-Voting Common Stock or Company Preferred Stock reserved for or otherwise subject to issuance, except for (i) 671,971 shares of Company Common Stock reserved for issuance pursuant to outstanding Company RSU Awards (other than Company MSU Awards and 2022 Company Performance Share Awards), (ii) 164,801 shares of Company Common Stock reserved for issuance pursuant to outstanding Company Performance Share Awards (assuming target payment with respect to any performance conditions), (iii) 105,574 shares of Company Common Stock reserved for issuance pursuant to outstanding Company MSU Awards (assuming target payment with respect to any performance conditions), (iv) 153,114 shares of Company Common Stock reserved for issuance pursuant to outstanding 2022 Company Performance Share Awards (assuming target payment with respect to any performance conditions), (v) 12,182,492 shares of Company Common Stock reserved for issuance pursuant to outstanding Company Convertible Notes and (vi) 739,089 shares of Company Common Stock reserved for issuance pursuant to outstanding Company Warrants. Section 3.2(b) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of (x) the aggregate number of shares of Company Common Stock subject to each Company Warrant and (y) the aggregate number of shares of Company Common Stock subject to outstanding Company RSU Awards and Company Performance Share Awards (assuming, for Company Performance Share Awards and 2022 Company Performance Share Awards, that any performance-based vesting conditions have been attained at “target” levels, and for Company MSU Awards, target payment with respect to any performance conditions), in each case, along with the applicable grant dates, remaining vesting schedules (if applicable), exercise prices and exercise periods (if applicable), expiration dates (if applicable) and the Company Equity Award Plan pursuant to which such Company Warrant, Company RSU Awards and Company Performance Share Awards were granted (if applicable).

(c)

Except as described in Section 3.2(b), there are no options, warrants, calls, conversion rights, stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or any other equity equivalent or equity-based award or right, redemption rights, repurchase rights or other preemptive or outstanding rights, agreements, arrangements or commitments of any character obligating the Company to issue, acquire or sell any Shares or other Equity Interests of the Company or any securities obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)

There are no outstanding contractual obligations of the Company (i) affecting the voting rights of, (ii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iii) requiring the registration for sale of, (iv) granting any preemptive or antidilutive rights with respect to, or (v) restricting the transfer of, any Shares or other Equity Interests in the Company.

(e)

The Company or another member of the Company Group owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Subsidiaries of the Company, free and clear of any Liens (other than Permitted Liens), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, in each case, in all material respects.

3.3	Authority.

(a)

Assuming the accuracy of the representation in the second sentence of Section 4.6, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to obtaining the Company Stockholder Approval. Assuming the accuracy of the representation in the second sentence of Section 4.6 hereof, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no stockholder votes or written consents in lieu thereof are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (together, (i) and (ii), the “Enforceability Exceptions”).

(b)

At a meeting duly called and held prior to the execution and delivery of this Agreement, the Company Board adopted resolutions by which the Company Board unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, in accordance with the requirements of the DGCL, and (iii) subject to the terms and conditions of this Agreement, recommended that the stockholders of the Company vote their Shares in favor of adopting this Agreement, and, as of the date hereof, none of the aforesaid resolutions has been amended, rescinded or modified.

3.4

No Conflict. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) subject to obtaining the Company Stockholder Approval, conflict with or violate any provision of the Company Charter or Company Bylaws; (b) assuming that all consents, approvals, authorizations, confirmations, clearances, and permits described in Section 3.5 have been obtained, all applications, filings, notifications, reports, registrations, and submissions described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company Group pursuant to, any Company Material Contract, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to (x) be material to the Company Group or (y) prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

3.5

Required Filings and Consents. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with any applicable requirements of the HSR Act and other applicable Competition Laws, (c) any application, filing, notice, report, registration, approval, permit, authorization, confirmation, clearance, consent or submission required to be made or obtained under Title 49 of the United States Code or under any regulation, rule, order, notice or policy of the U.S. Federal Aviation Administration (the “FAA”), the U.S. Department of Transportation (the “DOT”), the

Federal Communications Commission (the “FCC”) and the U.S. Department of Homeland Security (the “DHS”), including the U.S. Transportation Security Administration (the “TSA”), (d) compliance with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), (e) compliance with the applicable requirements of the Securities Act, (f) compliance with any applicable foreign or state securities or Blue Sky Laws, (g) filings with the United States Securities and Exchange Commission (the “SEC”) as may be required by the Company in connection with this Agreement and the transactions contemplated hereby, (h) such filings as may be required under the rules and regulations of the NYSE and NASDAQ and (i) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity would not reasonably be expected to have a Company Material Adverse Effect.

3.6	Permits; Compliance With Law.

(a)

Each member of the Company Group holds all authorizations, permits, certificates, exemptions, waivers, approvals, orders, consents, franchises, variances, deviations, registrations, licenses and clearances of any Governmental Entity applicable to such member of the Company Group and necessary for it to own, lease and operate its assets and properties and to operate the Business as currently conducted (the “Company Permits”), except where the failure to hold any Company Permits would not reasonably be expected to have a Company Material Adverse Effect. Each member of the Company Group is, and since January 1, 2020 has been, operating in compliance with the terms of such Company Permits, except where the failure to be in compliance with such Company Permits would not reasonably be expected to have a Company Material Adverse Effect.

(b)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company is not in conflict with, default under or violation of, and is not being investigated for, or charged by any Governmental Entity with a violation of, any Law, operating certificates, certificates of public convenience, and necessity, air carrier obligations, airworthiness directives, Federal Aviation Regulations, and any other rules, regulations, directives, orders and policies of the FAA, the DOT, the DHS, the FCC, the TSA and any other Governmental Entity applicable to the Company or by which any property or asset of the Company is or was bound, (ii) there is no pending, or to the knowledge of the Company, threatened investigation or review by any Governmental Entity with respect to the Company that challenges or questions the validity of any rights of the holder under the Company Permits or that alleges the existence of any violation of any Company Permit, (iii) since January 1, 2020, the Company has timely filed all submissions, reports, registrations, schedules, forms, notices, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with the FAA, the DOT, the FCC, the DHS and the TSA, and in each case have paid all fees and assessments due and payable in connection therewith, and (iv) neither the DOT nor the FAA nor any other Governmental Entity has taken any action or, to the knowledge of the Company, threatened to take any action to amend, modify, suspend, revoke, terminate, cancel, withdraw, or otherwise materially affect any Company Permit. The Company has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof.

(c)

Since January 1, 2020, no member of the Company Group nor, to the knowledge of the Company, any of their respective directors, officers, employees, partners or Affiliates (i) has directly or indirectly, offered, promised to pay, paid or accepted any remuneration or other thing of value that is prohibited by applicable Law, including under the United States Foreign Corrupt Practices Act of 1977 or any other Laws relating to bribery, corruption or money laundering, or (ii) is aware of any action taken that has had the result or would result in a violation by any such person of the United States Foreign Corrupt Practices Act of 1977 or any other Laws relating to bribery, corruption or money laundering. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2020, no member of the Company Group nor any of their respective directors, officers or employees has directly or indirectly made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or similar payment to any Person, including (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or pay for special concessions already obtained or (iv) in connection with any regulatory review of the Business.

3.7	SEC Filings; Financial Statements.

(a)

Since January 1, 2020, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC promulgated thereunder. All of the audited financial statements and unaudited interim financial statements of the Company included in or incorporated by reference into the Company SEC Documents, including the related notes and schedules (collectively, the “Company Financial Statements”), (A) have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments), (B) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (C) fairly present in all material respects the financial position and the results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments). Since January 1, 2021, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.

(b)

No member of the Company Group is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the Company Group in the Company’s published financial statements or other Company SEC Documents.

(c)

Without limiting the generality of Section 3.7(a), (i) Ernst & Young LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) since January 1, 2020, neither the Company Group nor, to the knowledge of the Company, any Company Representative has formally received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company Group or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that a member of Company Group has engaged in questionable accounting or auditing practices, (iii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act and (iv) no enforcement action has been initiated or, to the knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

(d)

As of the date of this Agreement, there are no unresolved comments (as such term is used under Item 1B of Form 10-K) received from the SEC staff relating to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review or investigation. The Company has made available, to the extent not available on EDGAR, to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company Group, on the other hand, occurring since January 1, 2020.

3.8

Internal Controls. The Company maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurances (a) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (b) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the directors of the Company and (c) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements. The Company (i) has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.9

State Takeover Laws. No “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law will apply with respect to or as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. Assuming the accuracy of the representation in the second sentence of Section 4.6 hereof, the Company has taken all necessary action so that the restrictions on business combinations in Section 203 of the DGCL do not apply to this Agreement or any of the transactions contemplated hereby. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound. The Rights Agreement, dated as of March 30, 2020, between the Company and Equiniti Trust Company, expired by its terms on March 29, 2021, and is no longer in effect.

3.10

No Undisclosed Liabilities. Except for those liabilities and obligations (a) as reflected in, reserved against or disclosed in the Company Financial Statements prior to the date of this Agreement or (b) incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company included in the Company Financial Statements, the Company Group has no liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of a type required to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto) prepared in accordance with GAAP, other than those that would not reasonably be expected to have a Company Material Adverse Effect.

3.11	Absence of Certain Changes or Events.

(a)	Since January 1, 2021, until the date of this Agreement, the Company Group has conducted its businesses in all material respects in the ordinary course of business.

(b)

Since January 1, 2021, there has not occurred, arisen or come into existence any fact, change, event, development or circumstance, or any worsening thereof, which would have a Company Material Adverse Effect.

(c)

Since January 1, 2021, until the date of this Agreement, the Company has not taken any action that, if taken after the date hereof, would constitute a breach of, or otherwise require the consent of Parent under, any of the covenants set forth in Sections 5.1(a), 5.1(c), 5.1(d), 5.1(g), 5.1(i), 5.1(k), 5.1(l), 5.1(u), 5.1(v), or 5.1(w) (or 5.1(z) with respect to any of the foregoing).

3.12	Employee Benefit Plans.

(a)

Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each Company Benefit Plan as of the date of this Agreement. With respect to each Company Benefit Plan, the Company has provided to Parent complete and accurate copies of (i) each such Company Benefit Plan, including any material amendments thereto, and descriptions of all material terms of any such plan that is not in writing, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) all summary plan descriptions, including any summary of material modifications, (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recently received IRS determination letter or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, (vi) the most recent annual report on Form 5500 (and all schedules thereto) required to be filed with the IRS with respect thereto and (vii) all other material filings and material correspondence with any Governmental Entity (including any correspondence regarding actual or, to the knowledge of the Company, threatened audits or investigations) with respect to each Company Benefit Plan, in each case, made within three (3) years prior to the date of this Agreement.

(b)

Except as would not reasonably be expected to result in material liability to the Company Group, each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained and administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Laws.

(c)	There are no, and the Company Group does not have any material liability in respect of, Foreign Benefit Plans.

(d)

Except as would not reasonably be expected to result in material liability to the Company Group, (i) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received or applied for a favorable determination letter or is entitled to rely on a favorable opinion letter from the IRS, in either case, that has not been revoked and, to the knowledge of the Company, no event or circumstance exists that has materially and adversely affected or would reasonably be expected to materially and adversely affect such qualification or exemption and (ii) no member of the Company Group nor any Company Benefit Plan or, to the knowledge of the Company, any trustee, administrator or other third-party fiduciary or party-in-interest, with respect to any Company Benefit Plan, has engaged in any breach of fiduciary responsibility or non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code on a member of the Company Group.

(e)

No Company Benefit Plan is, and no member of the Company Group nor any ERISA Affiliate thereof sponsors, maintains, contributes to, or has within the six (6) years ending on the date hereof sponsored, maintained, contributed to, or has any actual or contingent liability with respect to any (i) single employer plan or other pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code, (iii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(f)

None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of any transaction contemplated by this Agreement, nor the Company’s compliance with any of the provisions of this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time), will result in any “parachute payment” under Section 280G of the Code in respect of Service Providers.

(g)

No member of the Company Group has any material liability in respect of, or material obligation to provide, post-employment health, medical, disability, life insurance benefits or other welfare benefits for former or current employees, officers, consultants, independent contractors or directors (the “Service Providers”) (or the spouses, dependent or beneficiaries of any Service Providers) of the Company and its Subsidiaries, whether under a Company Benefit Plan or otherwise, except as required to comply with Section 4980B of the Code or any similar Law.

(h)

Except as contemplated by the express terms of this Agreement, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will (either alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) (i) entitle any Service Provider to any material compensation or benefit, (ii) accelerate the time of payment or vesting, increase the amount of payment, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Company Benefit Plan, (iii) trigger any funding (through a grantor trust or otherwise) of compensation, equity award or other benefits, (iv) otherwise give rise to any material liability under any Company Benefit Plan or (v) limit or restrict the right of the Company or, after the consummation of the transactions contemplated by this Agreement, Parent, to merge, amend or terminate any of the Company Benefit Plans.

(i)	No Company Benefit Plan provides for any gross-up, reimbursement or additional payment by reason of any Tax imposed under Section 409A or Section 4999 of the Code.

(j)

Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) maintained or sponsored by a member of the Company Group has been documented and operated in material compliance with Section 409A of the Code and the guidance issued thereunder.

3.13	Labor and Other Employment Matters.

(a)

Except as would not reasonably be expected to result in material liability to the Company Group, (i) each member of the Company Group is in compliance in all material respects with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, compensation and benefits, and wages and hours and (ii) there is no charge of discrimination in employment or employment practices, for any reason, including, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened against any member of the Company Group before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any Service Provider. Except as would not reasonably be expected to result in material liability to the Company Group, each Service Provider has been properly classified by the Company Group as exempt or non-exempt and as an employee or non-employee.

(b)

The Company has made available to Parent true and complete copies of all collective bargaining agreements and other labor union Contracts (including all amendments thereto) to which it is a party that are applicable to any employees of any member of the Company Group (the “Company CBAs”) in effect as of the date of this Agreement with respect to their employment with a member of the Company Group. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council, or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated thereby.

(c)	Except as would not reasonably be expected to result in material liability to the Company Group, as of the date of this Agreement:

(i)	no grievances, arbitrations or legal or administrative Proceedings which allege the violation of any Company CBA are pending;

(ii)

there are no labor strikes, slowdowns, work stoppages, picketings, negotiated industrial actions or lockouts pending or, to the knowledge of the Company, threatened, against any member of the Company Group;

(iii)

to the knowledge of the Company, no labor union, labor organization or works council has made a pending demand for recognition or certification to any member of the Company Group, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with any labor relations tribunal or authority; and

(iv)

there is no unfair labor practice charge against any member of the Company Group pending before the National Mediation Board or any comparable labor relations authority and there is no pending or, to the knowledge of the Company, threatened grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any Service Providers in their capacities as such.

3.14	Contracts.

(a)

Section 3.14(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each Contract to which a member of the Company Group is a party to or bound by which falls within any of the following categories:

(i)

any Contract (other than Company CBAs) that limits or restricts in any material respect the Company Group from competing or engaging in any line of business or in any geographic area in any material respect, except for any such Contract that may be cancelled without penalty by the Company Group upon notice of 120 days or less;

(ii)	any joint venture, partnership, business alliance, code sharing, frequent flyer or interline Contract which involves revenue to the Company Group in excess of $5,000,000 per year;

(iii)	any maintenance Contract for repair and overhaul that would be expected to result in the Company Group incurring costs in excess of $5,000,000 per year;

(iv)

any Contract relating to indebtedness for borrowed money or any guarantee by the Company Group of any such indebtedness of any other person, in each case in excess of $5,000,000 individually, other than any Company Aircraft Finance Contract;

(v)

any material credit card-related Contract (a “Credit Card Contract”), including material (i) credit card processing or card services agreements, merchant services agreements and on-line payment services agreements, (ii) agreements with credit card or debit card issuers or card associations governing co-branded credit or debit cards and (iii) agreements governing participation in credit card related awards programs;

(vi)

any other Contract (other than (x) purchase or sale orders in the ordinary course of business not involving the purchase or lease of aircraft, aircraft engines or simulators, (y) Contracts that are terminable or cancelable by the Company Group without penalty on 120 days’ notice or less or (z) Contracts for the purchase or lease of aircraft, aircraft engines or simulators identified in Section 3.24(d) or Section 3.24(e) of the Company Disclosure Schedule), which requires or involves payments by the Company Group in excess of $5,000,000 per annum;

(vii)	any Contract related to any Company Slot;

(viii)

any Contract pursuant to which a license (including via a covenant not to sue) with respect to Intellectual Property Rights that are material to the Business is granted (x) by the Company Group to any Person or (y) by any Person to the Company Group (including, in each case, any such Contracts involving branding, trademark licensing, advertising or promotions, but excluding, in each case, non-disclosure agreements, consulting services agreements (other than for the development of Intellectual Property Rights that are material to the Business) and standard, off-the-shelf software licenses made available on standard, non-negotiable terms, in each case entered into in the ordinary course of business);

(ix)

any Contract relating to any material obligations arising under any equity, interest rate, currency or commodity derivatives or hedging transaction, other than any Company Aircraft Finance Contract; and

(x)	any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is required to be filed by the Company Group pursuant to Item 601(b)(10) of Regulation S-K.

Each Contract, including all amendments, modifications and supplements thereto, of the type described in this Section 3.14(a), together with each Company Aircraft Purchase Contract and each Company Aircraft Finance Contract, is referred to herein as a “Company Material Contract.” Accurate and complete copies of each Company Material Contract have been made available by the Company Group to Parent (except as otherwise indicated in the Company Disclosure Schedule), in each case prior to the date of this Agreement.

(b)

Except for any Company Material Contract that has terminated or expired in accordance with its terms and except as would not reasonably be expected to be material to the Company Group, each Company Material Contract is a valid and binding obligation of the applicable member of the Company Group and, to the knowledge of the Company, of the other party or parties thereto, in accordance with its terms, and is in full force and effect, subject to the Enforceability Exceptions. Except for breaches, violations or defaults which are not reasonably expected to be material to the Company Group, the Company Group has performed all obligations required to be performed by it under each Company Material Contract and, to the knowledge of the Company, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract. Except as would not reasonably be expected to be material to the Company Group, the Company Group has not received written notice of any violation or default under any Company Material Contract.

3.15	Litigation.

(a)

As of the date of this Agreement, there is no civil, criminal or administrative suit, claim, action, hearing, arbitration, investigation or other proceeding (a “Proceeding”) pending or, to the knowledge of the Company, threatened against any member the Company Group, any property or assets of the Company Group, or any of their respective officers, directors or employees in such individual’s capacity as such, that (i) involves an amount in controversy in excess of $3,000,000 or (ii) seeks injunctive or other non-monetary relief that, if granted, would reasonably be expected to be material to the Company Group.

(b)

As of the date of this Agreement, no member of the Company is subject to any outstanding order, writ, injunction, judgment, award, decree, ruling, determination, stipulation, subpoena, or verdict entered, issued, made or rendered by any arbitrator or any Governmental Entity (each, an “Order”) that would reasonably be expected to have a Company Material Adverse Effect.

3.16	Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect:

(a)

each member of the Company Group is, and since January 1, 2020, has been, in compliance with all applicable Environmental Laws, and the Company Group has obtained, or has made timely and complete application for renewal of, and is in compliance with, all Environmental Permits necessary for the conduct and operation of the Business;

(b)

there are not now, and since January 1, 2020, there have not been, any Hazardous Substances generated, treated, stored, transported, disposed of, released, or otherwise existing on, under, about, or emanating from or to, any property currently owned, leased or operated by the Company Group, except in compliance with, and as would not result in liability under, any applicable Environmental Laws;

(c)

since January 1, 2020, no member of the Company Group has received any notice of alleged liability for, or any Proceeding, Order or inquiry regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law; and

(d)

the Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of any environmental reports, studies, assessments, and other material environmental information prepared since January 1, 2020, in its possession relating to the Company Group and its current or former properties or operations.

3.17	Intellectual Property; IT Assets.

(a)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) none of the Intellectual Property Rights owned or purported to be owned by the Company Group (the “Company Owned Intellectual Property”) has lapsed, expired, been abandoned or been adjudged invalid or unenforceable (ii) the Company Group exclusively owns the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens) and (iii) has valid and enforceable rights to use all Intellectual Property Rights owned by a third party that are licensed to, or allowed by such third party for use by, the Company Group (collectively referred to herein as the “Company Licensed Intellectual Property”).

(b)	Except as would not reasonably be expected to have a Company Material Adverse Effect:

(i)

no Proceedings are pending or, to the knowledge of the Company, threatened against any member of the Company Group that challenge the Company Group’s ownership of Company Owned Intellectual Property or rights under any Company Licensed Intellectual Property;

(ii)	no member of the Company Group has received any written notice alleging the invalidity or unenforceability of any Company Owned Intellectual Property; and

(iii)	no Person has notified the Company Group that it is claiming any ownership of or right to use any Company Owned Intellectual Property.

(c)

Except as would not reasonably be expected to have a Company Material Adverse Effect, the conduct of the Business as currently conducted by the Company Group does not infringe, misappropriate or otherwise violate, and as conducted since January 1, 2020, has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party, and there are no Proceedings pending or, to the knowledge of the Company, threatened against any member of the Company Group alleging any of the foregoing.

(d)

(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group has taken reasonable steps to protect and preserve the confidentiality of all trade secrets and other confidential information, in each case, included in the Company Owned Intellectual Property and (ii) to the knowledge of the Company, since January 1, 2020, no Person has infringed, misappropriated or otherwise violated any Company Owned Intellectual Property.

(e)

Section 3.17(e) of the Company Disclosure Schedule is a list of all material Company Registered IP owned by the Company Group. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company Registered IP is valid, subsisting and enforceable and there are no Proceedings pending or, to the knowledge of the Company, threatened challenging any of the foregoing. Section 3.17(e) of the Company Disclosure Schedule also sets out a list of all material unregistered Trademarks used, owned, or purported to be owned by a member of the Company Group.

(f)

To the knowledge of the Company, no Company IT Assets contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “malware,” “vulnerability,” “spyware” or “adware” (as such terms are commonly understood in the industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) materially compromising the security, confidentiality, integrity or availability of any data or damaging or destroying any data or file without consent (collectively, “Malicious Code”). Each member of the Company Group has taken commercially reasonable steps (and that meet or exceed industry standard) to prevent the introduction of Malicious Code into Company IT Assets, including steps to monitor, detect, prevent, mitigate, and remediate Malicious Code.

(g)

The Company Group has in effect commercially reasonable disaster recovery plans, procedures, and facilities for its business that meet or exceed industry standard. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company IT Assets operate and perform in a manner that permits the Company Group to conduct the Business in the ordinary course, and (ii) to the knowledge of the Company, there have been no unauthorized intrusions, compromises, data leakage incidents, disclosures of data or breaches of security (together, “security events”) with respect to the Company IT Assets. Each member of the Company Group has taken commercially reasonable steps (that meet or exceed industry standard) to monitor, detect, prevent, mitigate, and remediate security events.

3.18	Data Privacy and Security

(a)

Each member of the Company Group complies and at all times has complied with (i) the written privacy policies of the Company, (ii) written contractual obligations governing the treatment of Personal Information by the Company, and (iii) Privacy Laws (collectively, the “Company Data Privacy Requirements”). Each member of the Company Group has at all times presented a privacy policy to individuals prior to the collection of any Personal Information to the extent required by Company Data Privacy Requirements, and all privacy policies are and have at all times been accurate, consistent and complete, and not misleading or deceptive (including by omission), in each case, in all material respects.

(b)

The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement do not and will not: (i) conflict with or result in a violation or breach of any Company Data Privacy Requirements; (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; or (iii) prohibit the transfer of Personal Information to Parent except, for any such conflicts, violations, consents, prohibitions, or other occurrences which would not reasonably be expected to (x) be material to the Company Group or (y) prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. To the extent that any Personal Information transferred as part of the transactions contemplated by this Agreement satisfies the definition of “personal information” as defined by the California Consumer Privacy Act (“CCPA”), for the avoidance of doubt, all such Personal Information is an asset that will be transferred as part of the transactions contemplated by this Agreement, as contemplated by section 1798.140(t)(2)(D) of the CCPA.

(c)

There has been no accidental, unlawful, or unauthorized Processing of Personal Information in the possession or control of the Company Group (“Company PII Security Incident”), except as would not reasonably be expected to have a Company Material Adverse Effect. Each member of the Company Group has taken commercially reasonable steps and implemented and maintained commercially reasonable policies and procedures (that meet or exceed industry standard) to (i) monitor, detect, prevent, mitigate, and remediate Company PII Security Incidents, (ii) identify and address internal and external risks to the privacy and security of Personal Information in its possession or control, and (iii) monitor adequate and effective administrative, technical, physical, and organizational safeguards to protect such Personal Information and its software, systems, applications, and websites involved in the Processing of Personal Information.

(d)

No member of the Company Group has been the subject of any inquiry, investigation, or enforcement action of any Governmental Entity with respect to compliance with any Privacy Law, or received any claims, notices, or complaints alleging or investigating a security event, Company PII Security Incident, or violation of any Company Data Privacy Requirement.

(e)

Since January 1, 2020, (i) the processing, storage, retention, use, transmission and disclosure of credit card information by the Company Group has been in compliance with all applicable requirements contained in the Payment Card Industry Data Security Standards (“PCI DSS”) relating to “cardholder data” (as such term is defined in the PCI DSS, as amended from time to time) and (ii) to the knowledge of the Company, there has been no security event involving unauthorized access, use, or disclosure of any “cardholder data”, except, in each case of clauses (i) and (ii), as would not reasonably be expected to have a Company Material Adverse Effect.

3.19	Tax Matters.

(a)

Each member of the Company Group has timely filed (taking into account any extension of time within which to file) all material Tax Returns required to have been filed by or with respect to the Company Group, and all such Tax Returns are true, complete and accurate in all material respects. Except as would not reasonably be expected to be material to the Company Group, no claim has been made in the past six (6) years in writing by a Governmental Entity in a jurisdiction where the Company Group does not file Tax Returns that any member of the Company Group is or may be subject to Taxes in such jurisdiction.

(b)	All material amounts of Taxes of the Company Group due and payable (whether or not shown on any Tax Return) have been timely paid.

(c)

No deficiencies for any material amount of Taxes have been proposed or assessed in writing against any member of the Company Group by any Governmental Entity except for deficiencies that have since been resolved. No member of the Company Group (i) is the subject of any currently pending or ongoing Tax audit or other administrative or judicial Proceeding with respect to Taxes or (ii) has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect.

(d)

No member of the Company Group is a party to, and has no material obligation or liability under, any agreement or arrangement for the sharing, reimbursement, indemnification or allocation of Taxes, including any tax receivable agreement or similar agreement (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the ordinary course of business the primary purposes of which do not relate to Taxes).

(e)

No member of the Company Group is, or has been, a member of a group (other than a group the common parent of which is the Company) filing a consolidated, combined, affiliated, unitary or similar income Tax Return. No member of the Company Group has any material liability for the Taxes of any Person (other than Taxes of the Company Group) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by Contract or otherwise (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the ordinary course of business the primary purposes of which do not relate to Taxes).

(f)

No member of the Company Group will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting or closing agreement with any Governmental Entity filed or made on or prior to the date of this Agreement, (ii) any prepaid amount received or deferred revenue accrued on or prior to the date of this Agreement, or (iii) installment sale or open transaction disposition made on or prior to the date of this Agreement.

(g)

Except as would not reasonably be expected to be material to the Company Group, each member of the Company Group has withheld and, to the extent required by Law, paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(h)

No member of the Company Group nor any predecessor of any member of the Company Group has been a “distributing corporation” or a “controlled corporation” (within the meaning of section 355 of the Code) in a transaction intended to qualify under section 355 of the Code within the past two (2) years.

(i)	No member of the Company Group has entered into any “listed transaction” or any “transaction of interest” within the meaning of Treasury Regulation Section 1.6011-4(b).

(j)

No member of the Company Group has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

(k)	There are no Liens with respect to any material Taxes on any of the assets of the Company Group other than Permitted Liens.

3.20

Insurance. The Company Group maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the Company Group and which comply in all material respects with the requirements of Law and Contracts to which the Company Group is a party (including any lease for personal or real property). The Company has made available to Parent an accurate and complete list of all material insurance policies and all material self-insurance programs and arrangements relating to the Business, assets and operations of the Company Group (the “Company Insurance Policies”). Each of the Company Insurance Policies is in full force and effect, all premiums due and payable thereon have been paid and the Company Group is in compliance in all material respects with the terms and conditions of such Company Insurance Policies. Since January 1, 2020, the Company Group has not received any written notice regarding any invalidation or cancellation of any Company Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage.

3.21

Properties and Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company Group has valid and subsisting ownership interests in all of the tangible personal property reflected in the latest balance sheet included in the Company SEC Documents prior to the date hereof as being owned by the Company Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than Permitted Liens and (b) the tangible personal property owned by the Company Group is in satisfactory operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear.

3.22	Real Property.

(a)

Section 3.22(a) of the Company Disclosure Schedule sets forth (i) an accurate and complete list of all real property leased or subleased by the Company Group that require fixed payments by the Company Group in excess of $1,000,000 per annum, excluding any airport where the Company Group leases five (5) or fewer airport gates (collectively, the “Company Leased Real Property”), (ii) the address for each Company Leased Real Property and (iii) the name of the third party lessor(s) thereof, the date of the lease contract relating thereto and all amendments thereof. The Company Group has a valid and subsisting leasehold interest in all Company Leased Real Property leased by it, in each case free and clear of all Liens, other than Permitted Liens.

(b)	No member of the Company Group owns any real property or is a party to any Contract or otherwise has any obligation to acquire any real property.

(c)

The Company Group has not received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company Leased Real Property.

3.23

Related Party Transactions. As of the date of this Agreement, no member of the Company Group is a participant in a “transaction” with any “related person” that would be required to be disclosed by the Company under Item 404 of Regulation S-K (a “Company Related Party Transaction”). For purposes of this Section 3.23, the terms “related person” and “transaction” have the meanings given to such terms in Item 404 of Regulation S-K.

3.24	Aircraft.

(a)

Section 3.24(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of (i) all aircraft operated under the operating certificate of any member of the Company Group and (ii) all aircraft owned or leased by any member of the Company Group, (collectively, the “Company Aircraft”), including, for each Company Aircraft, a description of the type, manufacturer’s model name, manufacturer’s serial number, FAA registration number, the delivery date, the manufacture date or age, and whether it is owned or leased and by which member of the Company Group.

(b)

As of the date of this Agreement, all Company Aircraft are properly registered on the FAA aircraft registry, in airworthy condition (except for any Company Aircraft undergoing maintenance or in storage), and have validly issued and current FAA certificates of airworthiness that are in full force and effect (except for the period of time any Company Aircraft may be out of service and such certificate is suspended in connection therewith).

(c)

As of the date of this Agreement, all Company Aircraft are being maintained in all material respects according to applicable Laws, applicable FAA regulatory standards and FAA-approved maintenance programs of the Company Group. The Company Group has implemented maintenance schedules with respect to Company Aircraft and engines that, if complied with, result in the satisfaction of all requirements under all applicable airworthiness directives of the FAA and Federal Aviation Regulations required to be complied with and which are in accordance with the FAA-approved maintenance program of the Company Group, and the Company Group, as of the date of this Agreement, is in compliance with such maintenance schedules in all material respects (except with respect to Company Aircraft in storage as identified on Section 3.24(c) of the Company Disclosure Schedule), and the Company Group, as of the date of this Agreement, has no reason to believe that the Company Group will not satisfy in any material respect any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules (except with respect to Company Aircraft in storage). As of the date of this Agreement, each Company Aircraft’s structure, systems and components are functioning in all material respects in accordance with their intended use, except for Company Aircraft that are undergoing maintenance and temporarily deferred maintenance items that are permitted by the Company Group’s maintenance programs. All deferred maintenance items and temporary repairs with respect to each such Company Aircraft, as of the date of this Agreement, have been or will be made in all material respects in accordance with the Company Group’s maintenance programs.

(d)

Section 3.24(d) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts (other than Contracts that may be terminated or cancelled by any member of the Company Group without incurring any material penalty) pursuant to which any member of the Company Group has a binding obligation following the date hereof to purchase or lease aircraft, engines or simulators where the reasonably expected expenditures under any such Contract exceed $5,000,000 per annum (together with all amendments, modifications and supplements thereto, each, a “Company Aircraft Purchase Contract”), including the manufacturer and model of all aircraft, engines or simulators subject to each Contract, the nature of the purchase or lease obligation (i.e., firm commitment, subject to reconfirmation or otherwise) and the anticipated year of delivery of the aircraft, engines or simulators subject to such Contract.

(e)

Section 3.24(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts pursuant to which any member of the Company Group has financed, or has commitments to finance, Company Aircraft (including leases, mortgages and deferred or conditional sales agreements) involving amounts in excess of $5,000,000 (together with all amendments, modifications and supplements thereto, each, a “Company Aircraft Finance Contract”).

(f)

As of the date of this Agreement, the Company has made available to Parent copies of all Company Aircraft Purchase Contracts and Company Aircraft Finance Contracts (except as otherwise indicated in the Company Disclosure Schedule).

(g)

As of the date of this Agreement, no member of the Company Group is a party to any interchange or pooling agreements with respect to the Company Aircraft, other than pooling agreements in the ordinary course of business.

3.25	Company Slots and Operating Authorizations.

(a)

Section 3.25(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all takeoff and landing slots, slot exemptions, and operating authorizations from the FAA or any other Governmental Entity and other similar designated takeoff and landing rights used or held by any member of the Company Group (the “Company Slots”) at any domestic or international airport and such list indicates (i) any Company Slots that have been permanently allocated to the Company Group from another air carrier and (ii) any Contracts concerning specific Company Slots.

(b)

Since January 1, 2020, the Company Group has complied in all material respects and is in compliance in all material respects with all regulations issued under the Federal Aviation Act and any other Laws (including any waivers or exemptions therefrom) promulgated in the United States or in any country in which the Company Group operates by either a civil aviation authority, airport authority or slot coordinator with respect to the Company Slots. The Company has not (a) received any written notice of any proposed withdrawal of any Company Slot by the FAA, any other Governmental Entity or any slot coordinator, or (b) agreed to any future slide, trade, purchase, sale, exchange, lease, or transfer of any of the Company Slots (except, in each case, for seasonal swaps and temporary returns to the FAA). The Company Slots have not been designated for the provision of essential air service under the regulations of the FAA, were not acquired pursuant to 14 C.F.R. Section 93.219, and have not been designated for international operations, as more fully detailed in 14 C.F.R. Section 93.217. To the extent covered by 14 C.F.R. Section 93.227 or any Order, notice, or requirement of the FAA, any other Governmental Entity or any slot coordinator, the Company Group has used the Company Slots (or the Company Slots have been used by other operators) either at least 80% of the maximum amount that each Company Slot could have been used during each full reporting period (as described in 14 C.F.R. Section 93.227(i) or any such Order, notice, or requirement) or such greater or lesser amount of minimum usage as may have been required to protect such Company Slots from termination or withdrawal under regulations or waivers established by the FAA, any other Governmental Entity, or any slot coordinator. All material reports required by the FAA, any other Governmental Entity or any slot coordinator relating to the Company Slots have been filed in a timely manner.

3.26

Company Airports. As of the date of this Agreement, no airport authority at any airport at which the Company Group operates more than five (5) departures per day (each such airport, a “Company Airport”) has taken any action, nor, to the knowledge of the Company, is any such action threatened, that would reasonably be expected to materially interfere with the ability of any member of the Company Group to conduct its respective operations at any Company Airport in substantially the manner as currently conducted.

3.27

U.S. Citizen; Air Carrier. Each member of the Company Group is a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT, and the Company is fully authorized and qualified to operate as an “air carrier” within the meaning of such Act operating under certificates and exemptions issued pursuant to such Act (49 U.S.C. §§ 40102(a)(2), 40109, and 41101-41112).

3.28

Opinion of Financial Advisor. The Company Board has received (a) the opinion (the “Barclays Fairness Opinion”) of Barclays Bank PLC (“Barclays”), to the effect that, subject to the assumptions, qualifications and other matters set forth therein, as of the date of this Agreement, the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger and, to the extent paid, the Approval Prepayment Amount provided for in this Agreement, taken together (and not separately), are fair to such stockholders from a financial point of view and (b) the opinion (the “Morgan Stanley Fairness Opinion”) of Morgan Stanley & Co. LLC (“Morgan Stanley”), to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view, and neither the Barclays Fairness Opinion nor the Morgan Stanley Fairness Opinion has been withdrawn, revoked or modified as of the date of this Agreement. Promptly following the date of this Agreement, the Company will make available to Parent, solely for informational purposes, a written copy of each of the Barclays Fairness Opinion and the Morgan Stanley Fairness Opinion.

3.29

Required Vote. Assuming the accuracy of the representation in the second sentence of Section 4.6 hereof, the affirmative vote or written consent of the holders of Shares representing a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote thereon (the “Company Required Vote”) is the only vote required of the holders of any class of capital stock of the Company to adopt this Agreement (the “Company Stockholder Approval”).

3.30

Brokers. Except for the Company’s obligations to Barclays and Morgan Stanley, no member of the Company Group nor any stockholder, director, officer, employee or affiliate of any member of the Company Group, has incurred or will incur on behalf of the Company Group, any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger. On or prior to the date of this Agreement, the Company has made available to Parent a copy of the engagement letters or other agreements, in each case, as amended or modified, between the Company and Barclays and the Company and Morgan Stanley.

3.31

Information Supplied. The information supplied by the Company Group in writing for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of any meeting of the Company’s stockholders to be held in connection with the Merger, including the Company Stockholder Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no member of the Company Group makes any representation or warranty with respect to statements made in the Proxy Statement based on information supplied by Parent or Merger Sub for inclusion therein.

3.32	Company Treasury Restrictions. Each member of the Company Group is, and since April 20, 2020, has been, in compliance with the Company Treasury Restrictions in all material respects.

3.33

Company Convertible Notes. As of the close of business on the date of this Agreement, the “Conversion Rate” of the 2025 Convertible Notes, as defined in the 2025 Convertible Notes Indenture, is 78.4314 shares of Company Common Stock per $1,000 principal amount of 2025 Convertible Notes. As of the date of this Agreement, the aggregate outstanding principal amount of the 2025 Convertible Notes is $25,410,000. As of the close of business on the date of this Agreement, the “Conversion Rate” of the 2026 Convertible Notes, as defined in the 2026 Convertible Notes Indenture, is 20.3791 shares of Company Common Stock per $1,000 principal amount of 2026 Convertible Notes. As of the date of this Agreement, the aggregate outstanding principal amount of the 2026 Convertible Notes is $500,000,000.

3.34

No Other Representations or Warranties. Except for the representations and warranties contained in Article 4, the Company acknowledges that neither Parent nor Merger Sub nor any Representative of Parent or Merger Sub makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of Parent or Merger Sub or with respect to any other information provided or made available to the Company by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to the Company or its Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (with each exception set forth in the Parent Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to the extent that the relevance of such disclosure is reasonably apparent on the face of the disclosure contained in the Parent Disclosure Schedule), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1	Organization and Qualification.

(a)	Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)

Parent has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Parent is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

4.2	Authority.

(a)

Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes or written consents in lieu thereof are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the filing of the Certificate of Merger as required by the DGCL and the adoption of this Agreement and the Merger by Parent as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b)

Prior to the execution and delivery of this Agreement, the Board of Directors of Merger Sub adopted resolutions by which the Board of Directors of Merger Sub (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the DGCL, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement, the Merger and the other transactions contemplated hereby, and, as of the date hereof, none of the aforesaid resolutions has been amended, rescinded or modified.

4.3

No Conflict. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the certificate of incorporation or by-laws or similar organizational and governing documents of Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations, confirmations, clearances, and permits described in Section 4.4 have been obtained and all applications, filings, notifications, reports, registrations, and submissions described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of any member of the Parent Group pursuant to, any material Contract of Parent, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to (i) be material to the Parent Group or (ii) prevent or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

4.4

Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization, confirmation, clearance or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with any applicable requirements of the HSR Act and other applicable Competition Laws, (c) compliance with the applicable requirements of the Exchange Act, (d) any application, filing, notice, report, registration, approval, permit, authorization, confirmation, clearance, consent or submission required to be made or obtained under Title 49 of the United States Code or under any regulation, rule, order, notice or policy of the FAA, the DOT, the FCC and the DHS, including the TSA, (e) compliance with the applicable requirements of the Securities Act, (f) compliance with any applicable foreign or state securities or Blue Sky Laws, (g) filings with the SEC as may be required by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby, (h) such filings as may be required under the rules and regulations of the NYSE and NASDAQ and (i) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity would not reasonably be expected to have a Parent Material Adverse Effect.

4.5	Litigation.

(a)

As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect or challenges the validity of the Merger.

(b)	As of the date of this Agreement, no member of the Parent Group is subject to any outstanding Order that would reasonably be expected to have a Parent Material Adverse Effect.

4.6

Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries owns (beneficially or otherwise) any Shares or other Equity Interests in the Company or any options, warrants or other rights to acquire Company Common Stock or other Equity Interests in the Company (or any other economic interest through derivative securities or otherwise in the Company). None of Parent or its “affiliates” and “associates” is an “interested stockholder” of the Company, as defined in Section 203 of the DGCL.

4.7

Financing. The Parent Group collectively will have, as of the Closing Date, sufficient cash and cash equivalents, available lines of credit or other sources of immediately available funds to consummate the Merger and the other transactions contemplated by this Agreement that require payment on the Closing Date. Parent has delivered to the Company a true and complete copy of the executed Debt Commitment Letter (other than the redacted portions of any fee letters, which redactions shall be limited to pricing, fee amounts, price flex and other economic terms and in no case shall such redactions relate to terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate amount of the Debt Financing). The Debt Commitment Letter has not been amended or modified in any manner prior to the execution and delivery of this Agreement. Neither Parent nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement relating to the financing of the transactions contemplated by this Agreement that could affect the availability of the Debt Financing or the timing of the Closing, other than as set forth in the Debt Commitment Letter and the fee letters related thereto. The proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto), together with any other sources of funds immediately available to Parent or Merger Sub at Closing (including cash and cash equivalents and available lines of credit held by the Company (assuming the accuracy of the representations and warranties of the Company pursuant to this Agreement and the performance by the Company of its obligations hereunder) and the proceeds of the loans under existing revolving credit facilities of Parent), will be sufficient to consummate the transactions contemplated hereby. As of the execution and delivery of this Agreement, the commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. As of the execution and delivery of this Agreement, the Debt Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of the Debt Commitment Parties, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions and, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Debt Financing. As of the execution and delivery of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent under any term of the Debt Commitment Letter. As of the execution and delivery of this Agreement, assuming the conditions precedent set forth in Section 6.1 and Section 6.2 are satisfied (other than those that by their nature are to be satisfied at the Closing), Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Debt Financing will not be made available to Parent on the Closing Date. There are no conditions precedent related to the funding of the full amount of the Debt Financing other than the Financing Conditions contained in the Debt Commitment Letter. Parent understands and acknowledges that under the terms of this Agreement, the obligations of Parent and Merger Sub to consummate the Merger are not in any way contingent upon or otherwise subject to the consummation by Parent or Merger Sub of any financing arrangements, the obtaining by Parent or Merger Sub of any financing or the availability, grant, provision or extension of any financing to Parent or Merger Sub.

4.8

Solvency. Parent is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and the Surviving Corporation will be Solvent as of immediately after the consummation of the Merger and the other transactions contemplated by this Agreement. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the sum of the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.9	Ownership of Merger Sub; No Prior Activities.

(a)	Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)

Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

4.10

Management Arrangements. As of the date hereof, none of Parent or Merger Sub, or their respective executive officers, directors or affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or affiliates of the Company that is currently in effect or would become effective in the future (upon consummation of the Merger or otherwise) and that would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

4.11

Brokers. Except for Parent’s obligations to Goldman Sachs & Co. LLC, neither Parent, Merger Sub nor any of their respective stockholders, directors, officers, employees or affiliates, has incurred or will incur on behalf of any member of the Parent Group, any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger.

4.12

Information Supplied. The information supplied in writing by the Parent Group for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of any meeting of the Company’s stockholders to be held in connection with the Merger, including the Company Stockholder Meeting contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.13

No Other Representations or Warranties. Except for the representations and warranties contained in Article 3, Parent and Merger Sub acknowledge that neither the Company nor any Representative of the Company makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

ARTICLE 5

COVENANTS

5.1

Conduct of Business by the Company Pending the Closing. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement or as required by applicable Law (provided, that if the Company is required by applicable Law to take an action in conflict with this Section 5.1, it will, to the extent permitted by Law, provide Parent with written notice in advance of taking such action), unless Parent provides prior written consent (which consent will not be unreasonably withheld, delayed or conditioned), the Company will conduct its operations in the ordinary course of business and use commercially reasonable efforts to (i) preserve substantially intact its business organization, (ii) keep available the services of its executive officers and key employees, (iii) maintain in effect all Company Permits, (iv) remain in compliance in all material respects with the Company Treasury Restrictions and (v) maintain satisfactory relationships of the Company with any persons with which the Company has material business relations and with Governmental Entities that have jurisdiction over its Business and operations. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement or as required by applicable Law (provided, that if the Company or any other member of the Company Group is required by applicable Law to take an action in conflict with this Section 5.1, it will, to the extent permitted by Law, provide Parent with written notice in advance of taking such action), the Company will not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, or permit any other member of the Company Group to do, any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned):

(a)	amend the Company Charter or Company Bylaws;

(b)

issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other Equity Interests in, the Company of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), of the Company, other than (i) in the ordinary course of business and in connection with regular annual grants of Company RSUs to non-employee directors in accordance with the Company’s Non-Employee Director Compensation Policy, (ii) in connection with regular annual and off-cycle new hire and promotion long-term incentive grants under the Company Equity Award Plans made in the ordinary course of business in amounts consistent with past practices subject to the limitations set forth on Section 5.1(b)(ii) of the Company Disclosure Schedule, (iii) the issuance of Shares upon the vesting of Company RSU Awards and Company Performance Share Awards that are outstanding as of the date hereof as set forth in Section 3.2(b) in accordance with their terms or granted after the date of this Agreement in accordance with Section 5.1(b)(i) and Section 5.1(b)(ii), (iv) the issuance of Shares upon any conversions of the 2025 Convertible Notes pursuant to the 2025 Convertible Notes Indenture and in accordance with Section 5.16, provided the Company shall not take any action that would result in an adjustment of the “Conversion Rate” (as defined in the 2025 Convertible Notes Indenture) of the 2025 Convertible Notes, other than in connection with the entry into or the consummation of the transactions contemplated by this Agreement, (v) the issuance of Shares upon the exercise of the Company Warrants outstanding as of the date hereof or (vi) as set forth on Section 5.1(b) of the Company Disclosure Schedule;

(c)

sell, pledge, abandon, dispose of, transfer, lease, license or encumber (other than pursuant to Permitted Liens) any material Trademarks or material property or assets of the Company (other than non-exclusive grants of licenses in Intellectual Property Rights in the ordinary course of business), except pursuant to, or as required by, Contracts in effect as of the date of this Agreement;

(d)

declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting or registration of its capital stock;

(e)

reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, or authorize or propose the issuance of capital stock or any other Equity Interests in respect of, in lieu of or in substitution for shares of its capital stock or other Equity Interests, except for the vesting or settlement of any Company Equity Award set forth in Section 3.2(b) or to fund any Tax obligations in connection therewith;

(f)

merge or consolidate the Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or similar reorganization of the Company;

(g)

other than with respect to the acquisition of aircraft and associated equipment (including engines), which shall be governed by Section 5.1(w), acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than (i) the purchase of inventory, raw materials, equipment, goods, or other supplies in the ordinary course of business, (ii) acquisitions permitted pursuant to Section 5.1(k), or (iii) any other acquisition for consideration that is not individually in excess of $5,000,000 or in the aggregate in excess of $25,000,000;

(h)	enter into any new line of business;

(i)

(i)(1) repurchase, prepay or incur any indebtedness for borrowed money or issue any debt securities, or (2) issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company, in each case of (1) and (2), other than (A) as permitted under Section 5.1(w) with respect to aircraft and associated equipment, (B) under any Credit Card Contract, (C) together with any indebtedness outstanding and undrawn capacity under any revolving credit facility of the Company or any of its Subsidiaries, the incurrence of indebtedness for borrowed money from time to time in amounts sufficient to achieve a cash balance ratio of cash plus short-term investments plus marketable securities to trailing twelve months’ total revenue of thirty-five percent (35%); provided that any such indebtedness incurred pursuant to this Section 5.1(i)(i)(C) shall: (x) not contain any terms and conditions that would prevent or impair the consummation of the transactions contemplated by this Agreement (other than customary change of control terms that will allow for the prepayment of such indebtedness on the Closing Date consistent with market terms) and (y) only contain prepayment penalties that are consistent with market terms for the type of indebtedness incurred by the Company pursuant to this Section 5.1(i)(i)(C), or (D) in connection with any drawdown, repayment on or refinancing of the revolving credit facility set forth on Section 5.1(i)(i)(D) of the Company Disclosure Schedule, (ii) make any loans, advances or capital contributions to, or investments in, any other Person in the aggregate in excess of $5,000,000, (iii) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person that is not a member of the Company Group or enter into any arrangement having the economic effect of any of the foregoing or (iv) assume, guarantee or endorse, or otherwise become liable or responsible for similar obligations contemplated in clauses (i) and (ii) of any Person that is not a member of the Company Group for borrowed money;

(j)

terminate, cancel or amend any Company Material Contract (other than as permitted under clause (g)), or cancel, modify or waive any material rights thereunder, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract, in each case, other than in the ordinary course of business;

(k)

make or authorize any capital expenditure, except for such capital expenditures (i) in amounts not greater than 105% of the aggregate amount set forth in the Company’s annual non-aircraft or engine capital expenditure budget (excluding expenditures made in connection with the Company’s new headquarters and training center project), a copy of which in respect of 2022 has been set forth in Section 5.1(k)(i) of the Company Disclosure Schedule; provided, however, that the aggregate amount set forth in the Company’s annual non-aircraft or engine capital expenditure budget in respect of each of 2023 and 2024 shall in no event exceed 105% of the aggregate amount set forth in the Company’s annual non-aircraft or engine capital expenditure budget for the immediately preceding year, in each case, excluding capital expenditures in connection with the Company’s headquarters and training center project, (ii) in connection with the Company’s new headquarters and training center project, in amounts not greater than 110% of the aggregate amount set forth in Section 5.1(k)(ii) of the Company Disclosure Schedule for the 2022, 2023 and 2024 calendar years, (iii) required for compliance with FAA regulations applicable to the Company, including airworthiness directives, (iv) in connection with any restoration, repair, maintenance or other necessary work for the proper functioning of the Company Aircraft, (v) with respect to the 2023 and 2024 calendar years, amounts authorized pursuant to the 2022 or 2023 capital expenditure budget but not yet made in 2022 or 2023, respectively; (vi) as permitted by Section 5.1(w); or (vii) other capital expenditures permitted pursuant to Section 5.1(g);

(l)

except to the extent required by (i) applicable Law, (ii) the terms of any Company Benefit Plan or Company CBA, (iii) contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement that have been specifically noted in Section 3.12(a) of the Company Disclosure Schedule as providing for severance or termination pay, (iv) as expressly permitted under Section 5.1(b)(ii) or (v) as set forth in Section 5.1(l) of the Company Disclosure Schedule: (A) increase the compensation or benefits payable or to become payable to directors, officers or employees of the Company (except for increases to an employee who is not an “executive officer” as defined in Rule 3b-7 under the Exchange Act in the ordinary course of business consistent with past practices), (B) other than with respect to newly hired employees on terms that are consistent with past practice for similarly situated employees of the Company, grant any additional rights to severance or termination pay to, or enter into or amend any severance agreement with, any director, officer or employee of the Company, (C) other than (i) with respect to newly hired employees on terms that are consistent with past practice for similarly situated employees of the Company and (ii) routine amendments or renewals to health and welfare plans that would not result in a material increase in benefits, establish, adopt, enter into or materially amend any bonus, profit sharing, thrift, pension, retirement, deferred compensation, retention, termination or severance plan, agreement, trust, fund, policy or arrangement for the benefit of any Service Provider, (D) loan or advance any money or property to any Service Provider (other than in connection with ordinary course business expense reimbursement and advances) or (E) except with respect to the open positions set forth in Section 5.1(l) of the Company Disclosure Schedule, hire or terminate the employment (other than terminations for cause, death or disability) of any employee with the title of “Senior Vice President” or above;

(m)

(i) terminate, discontinue, close or dispose of any facility or business operation, or lay off any employees (other than layoffs of less than 50 employees in any six (6) month period), or (ii) implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future, except in the case of (i) or (ii), in the ordinary course of business or as described in Section 5.1(m) of the Company Disclosure Schedule;

(n)

enter into or amend any collective bargaining agreement; provided, that, (i) the Company or its Affiliates shall be entitled to negotiate in good faith with a labor union in the ordinary course of business or as required in connection with the Company’s or its Affiliates’ contractual or legal obligation to enter into such negotiations, and (ii) the Company shall use commercially reasonable efforts to keep Parent reasonably informed of material communications between the Company and a labor union in connection with any such negotiation or collective bargaining agreement;

(o)	forgive any loans to Service Providers or any of their respective affiliates;

(p)	make any material change in accounting policies, practices, principles, methods or procedures in effect as of December 31, 2021, other than as required by GAAP or by Law;

(q)	enter into, terminate or materially amend any Company Related Party Transaction other than as permitted pursuant to Section 5.1(l);

(r)

implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

(s)

other than as set forth on Section 5.1(s) of the Company Disclosure Schedule, compromise, settle or agree to settle any Proceeding, other than any compromise, settlement or agreement in the ordinary course of business for the payment of monetary damages (and compliance with confidentiality and other similar customary provisions) by the Company of $2,500,000 or less individually or $7,500,000 or less in the aggregate, in each case, in each twelve (12)-month period following the date of this Agreement and as its sole remedy;

(t)

other than as set forth on Section 5.1(t) of the Company Disclosure Schedule, (i) make, change, or revoke any material Tax election, (ii) settle or compromise any claim, assessment, audit, proceeding, or other controversy, or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign Law) in respect of material Taxes, (iii) adopt or change any material Tax accounting method or period, (iv) file or amend any material Tax Return or take any position on any material Tax Return filed on or after the date of this Agreement that is inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods, (v) surrender any right to claim a material Tax refund, or (vi) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment;

(u)

other than as set forth on Section 5.1(u) of the Company Disclosure Schedule, write up, write down or write off the book value of any tangible assets, in the aggregate, in excess of $7,500,000, except for depreciation, amortization or impairment in accordance with GAAP consistently applied;

(v)

change the seat count, main cabin configuration or on-board amenities (including in-flight entertainment and wireless internet) of any aircraft subject to future delivery to the Company under any Company Aircraft Purchase Contract from that presently in service with the Company, other than as set forth in Section 5.1(v) of the Company Disclosure Schedule;

(w)

acquire, lease, or exercise any option to acquire or lease, any aircraft (including any corresponding engines and spare engines required to maintain appropriate ratio under the FHA (as defined in the Company Disclosure Schedule)), or incur or arrange for any financing or pre-delivery deposits related thereto, other than as set forth in Section 5.1(w) of the Company Disclosure Schedule; provided, that (x) any such lease shall not have a term of greater than twelve (12) years and (y) any such financing shall be on terms and conditions that are consistent with past practices of the Company and shall only contain prepayment penalties that are consistent with market terms for debt of this type;

(x)	take any action, or fail to take action, which action or failure would be reasonably expected to result in the loss of any Company Slots (excluding temporary returns to the FAA);

(y)

fail to continue, in respect of all Company Aircraft all material maintenance programs applicable to such Company Aircraft in the ordinary course (except as required by applicable Law), including using commercially reasonable efforts to keep all such Company Aircraft in such condition as may be necessary to enable the airworthiness certification of such Company Aircraft under the Federal Aviation Act to be maintained in good standing at all times; or

(z)	agree, resolve, authorize or enter into any Contract or otherwise make any commitment, in each case to do any of the foregoing in clauses 5.1(a) through (y).

Without limiting Section 5.1, nothing contained in this Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, including Section 5.1, complete control and supervision over its operations. For the avoidance of doubt, other than (x) settlements that are subject to Section 5.1(s) and (y) the filings and Proceedings with respect to the transactions contemplated by this Agreement that are subject to Section 5.5 and Section 5.14, nothing contained in this Agreement will restrict Parent or the Company from exercising complete control over their respective relations with any Governmental Entity, including any communications, comments, filings, applications or Proceedings with or before any Governmental Entity.

Notwithstanding anything to the contrary in Section 8.3, the Company shall send, by email indicating that such email is high priority, any request for consent to take an action for which the consent of Parent is required under Section 5.1 (each an “IOC Request”) to each individual set forth on Section 5.1 of the Parent Disclosure Schedule (the “Parent Consent Persons”) at the email addresses set forth thereon, with subject line “Exchange – Interim Operating Covenant Request for Consent,” as such Schedule may be updated from time to time by Parent prior to Closing. A response by any Parent Consent Person approving the action set forth in the IOC Request shall be deemed the consent of Parent for purposes of Section 5.1. Each IOC Request shall (x) set forth the subsection of Section 5.1 under which the Company is requesting consent, (y) provide reasonably detailed information regarding the action for which the Company is seeking consent, and (z) provide the contact information for a Representative of the Company who is responsible for responding to any questions that Parent may have in connection with such IOC Request. Parent shall provide a response to an IOC Request (by replying to the initial email sending such IOC Request) no later than seventy-two (72) hours following receipt of such IOC Request by the Parent Consent Person (the “Response Deadline”). In the event that no Parent Consent Person shall have responded to an IOC Request prior to the applicable Response Deadline, Parent shall be deemed to have consented solely to the action specified in such IOC Request.

5.2

Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company is a party, and except as would reasonably be expected to result in the loss or waiver of any attorney-client, work product or other applicable privilege (provided, that to the extent the Company or any Company Representative shall withhold information or access due to the risk of loss or waiver of such privilege, the Company or such Company Representative shall notify Parent of such withholding and shall use commercially reasonable efforts to communicate such information in a manner that does not risk such loss or waiver), from the date of this Agreement to the Effective Time, the Company will, and will cause each of its directors, officers and employees, and will instruct each of its accountants, consultants, legal counsel, advisors, agents and other representatives, (collectively, “Representatives” and, with respect to the Company, the “Company Representatives”) to: (i) provide to the Parent Group and their respective Representatives (the “Parent Representatives”) reasonable access at reasonable times during normal operating hours upon prior written notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company as Parent or the Parent Representatives may reasonably request; provided, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company herein or any of the conditions to the obligations of the parties hereto under this Agreement; provided, further, that any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Company. The information referred to in the previous sentence shall be subject to the Confidentiality Agreement, dated as of April 8, 2022, by and between the Company and Parent (the “Confidentiality Agreement”); provided, that nothing in the Confidentiality Agreement shall restrict Parent’s or Merger Sub’s ability to take any of the actions expressly contemplated by this Agreement. The Company and Parent hereby agree, in accordance with Section 13 of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended by the provisions of this Section 5.2.

5.3	No-Shop; Acquisition Proposals.

(a)	Except as otherwise permitted by this Section 5.3, the Company will, and will cause its directors, officers and employees to, and will instruct its other Representatives to:

(i)

(A) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposal, or any inquiry, expression of interest, proposal, discussions, negotiations or offer that would reasonably be expected to lead to an Acquisition Proposal, (B) promptly inform such Persons of the obligations set forth in this Section 5.3, (C) promptly instruct each Person that has previously executed a confidentiality agreement in connection with such Person’s consideration of an Acquisition Proposal to return to the Company or destroy any non-public information previously furnished to such Person or to any Person’s Representatives by or on behalf of the Company and (D) promptly terminate all physical and electronic data room access previously granted to such Person and its Representatives; and

(ii)

not, directly or indirectly: (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (B) participate in any discussions or negotiations relating to any Acquisition Proposal with any Person other than Parent and Merger Sub, (C) furnish to any Person other than Parent and Merger any non-public information in connection with an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal, (D) enter into any agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar Contract providing for or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with the terms of this Agreement) or that is intended to result in, or would reasonably be expected to lead to, any Acquisition Proposal (each, an “Alternative Acquisition Agreement”) or (E) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company.

(b)

The Company will not terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it is a party, and the Company will enforce the provisions of any such agreement; provided, however, that the Company may grant a waiver of, and will not be obligated to enforce, any such provision (i) to the extent required to permit a party to submit an Acquisition Proposal, (ii) if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law and (iii) the Company promptly (and in any event within 24 hours) notifies Parent of any such waiver, amendment or release.

(c)

From and after the date of this Agreement, the Company will promptly (and in any event within 24 hours) (i) notify Parent of (A) any inquiry, proposal or offer (whether written or oral) relating to an Acquisition Proposal (including any material modification thereto) that is received by the Company or any of its respective Representatives from any Person (other than Parent and Merger Sub) or (B) any inquiries, requests, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with the Company or any of its respective Representatives concerning an Acquisition Proposal and (ii) disclose to Parent the identity of such person making, and provide an unredacted copy of, any such written Acquisition Proposal or any such inquiry, expression of interest, request, proposal or offer made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal, inquiry, request, proposal or offer). The Company will, promptly upon receipt or delivery thereof (and in any event within 24 hours), provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive or other agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Acquisition Proposal) relating to such Acquisition Proposal, in each case exchanged between the Company or any Company Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company will, in person or by telephone, keep Parent reasonably informed of the status and terms (including with respect to any change in price or other material amendments) of any such Acquisition Proposal or other inquiry, request, offer or proposal concerning an Acquisition Proposal. The Company will promptly, and in any event within 24 hours, following a determination by the Company Board that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(d)

Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time on or after the date of this Agreement until the earlier of (1) receipt of the Company Stockholder Approval and (2) the termination of this Agreement in accordance with its terms, (i) the Company has received a bona fide written Acquisition Proposal from a third party, (ii) such Acquisition Proposal did not result from a breach of this Section 5.3, (iii) the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes or could reasonably be likely to lead to a Superior Proposal, (iv) after consultation with its outside counsel, the Company Board determines in good faith that the failure to take such actions would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law and (v) the Company receives from such Person an executed Acceptable Confidentiality Agreement, then the Company may take the following actions: (A) furnish information with respect to the Company to the Person making such Acquisition Proposal pursuant to one or more Acceptable Confidentiality Agreements and/or (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that (x) the Company provides written notice to Parent of the determination referenced in clause (iii) and clause (iv) promptly (and in any event within 24 hours) and (y) the Company will provide to Parent in writing any information concerning the Company provided to such other Person which was not previously provided to Parent or the Parent Representatives prior to or substantially concurrently with the time it is provided to such Person. The Company will deliver to Parent a copy of any executed Acceptable Confidentiality Agreement promptly following its execution.

(e)

Subject to Section 5.3(f) and Section 5.3(g), from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, neither the Company, the Company Board nor any committee thereof will, or will publicly propose to, (i) withhold, withdraw or qualify (or modify in a manner adverse to Parent) (or publicly propose to withhold, withdraw, qualify or so modify) the approval, recommendation or declaration of advisability by the Company Board or any such committee of this Agreement, the Merger or any of the other transactions contemplated hereby, (ii) fail to include the Company Board Recommendation in the Proxy Statement, (iii) approve, recommend, or otherwise declare advisable (or publicly propose to approve, recommend or otherwise declare advisable) any Acquisition Proposal, (iv) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company or (v) authorize, commit, resolve or agree to take any such actions (each such action set forth in clauses (i) through (v) being referred to as a “Change of Board Recommendation”).

(f)

Notwithstanding anything to the contrary contained in this Agreement, if (i) the Company has received a bona fide written Acquisition Proposal from a third party that did not result from a breach of this Section 5.3 and that the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms and conditions of this Agreement that have been delivered to the Company by Parent in writing during the Notice Period (or any extension thereof) provided pursuant to this Section 5.3(f), and (ii) the Company Board determines in good faith, after consultation with its outside counsel, that a failure to make a Change of Board Recommendation and/or cause the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law, then, prior to the time (but not after) the Company Required Vote is obtained, the Company Board may take the following actions: (y) effect a Change of Board Recommendation with respect to such Superior Proposal or (z) terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to the foregoing clause (z), and any purported termination pursuant to the foregoing clause (z) will be void and of no force or effect, unless the Company concurrently pays the Breakup Fee in accordance with Section 7.2(b); and provided, further, that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (z) unless:

(i)

the Company has provided prior written notice to Parent, at least four (4) Business Days in advance (the “Notice Period”), of the Company’s intention to take such action with respect to such Superior Proposal (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment will not, by itself, constitute a Change of Board Recommendation or otherwise give rise to a Triggering Event), which notice will specify the material terms and conditions of such Superior Proposal (including all of the information that is specified in Section 5.3(c)), and the Company has contemporaneously provided a copy of all relevant proposed transaction agreements with the party making such Superior Proposal;

(ii)

prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, the Company will, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; provided, that in the event of any material revisions to the Superior Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(f) with respect to such new written notice; provided, further, that the Notice Period for any subsequent notice will be shortened from four (4) Business Days to two (2) Business Days; and

(iii)	the Notice Period (and any extension thereof) shall have expired.

(g)

Notwithstanding anything to the contrary contained in this Agreement, prior to the time (but not after) the Company Required Vote is obtained, the Company Board may make a Change of Board Recommendation for an Intervening Event if the Company Board has determined in good faith, after consultation with its outside counsel, that, in light of such Intervening Event and taking into account the results of any negotiations with Parent as contemplated by subsection (ii) below and any offer from Parent contemplated by subsection (iii) below, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law; provided, however, that the Company Board may not withdraw, modify or amend the Company Board Recommendation in a manner adverse to Parent pursuant to the foregoing unless:

(i)

the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance (the “Intervening Event Notice Period”), of the Company’s intention to make a Change of Board Recommendation (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Change of Board Recommendation or otherwise give rise to a Triggering Event), which notice shall specify the Company Board’s reason for proposing to effect such Change of Board Recommendation and shall describe in reasonable detail the Intervening Event;

(ii)

prior to effecting such Change of Board Recommendation, the Company shall, during the Intervening Event Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement in such a manner that would obviate the need for the Company Board to effect such Change of Board Recommendation;

(iii)

Parent shall not have, within the Intervening Event Notice Period, made an offer to modify the terms and conditions of this Agreement, which is set forth in a definitive written amendment to this Agreement delivered to the Company and executed on behalf of Parent and Merger Sub, that the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Company Board to effect such Change of Board Recommendation; and

(iv)	the Intervening Event Notice Period shall have expired.

(h)

Nothing contained in this Agreement shall prohibit the Company (i) from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders that the Company Board determines to make in good faith (after consultation with its outside counsel) in order to fulfill its fiduciary duties under, or in order to otherwise comply with, applicable Law, in each case, so long as (A) any such disclosure includes the Company Board Recommendation without any modification thereof, and (B) does not contain a Change of Board Recommendation.

5.4	Proxy Statement; Company Stockholder Meeting.

(a)

As promptly as reasonably practicable following the date of this Agreement (and in any event no later than twenty (20) Business Days after the date of this Agreement), the Company shall prepare and file with the SEC a proxy statement in preliminary form relating to the Company Stockholder Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company will use its reasonable best efforts to (i) cause the Proxy Statement, when filed, to comply in all material respects with all legal requirements applicable thereto and (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement, or response to SEC comments with respect thereto, will be made by the Company without Parent’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing Parent and its outside counsel a reasonable opportunity to review and comment thereon, and the Company shall consider in good faith all comments reasonably proposed by Parent; provided, however, that the Company, in connection with a Change of Board Recommendation, may amend or supplement the Proxy Statement (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such change, and in such event, the right of approval set forth in this Section 5.4(a) shall apply only with respect to such information relating to Parent or Merger Sub, and shall be subject to the right of Parent to have its board of directors’ deliberations and conclusions be accurately described therein. The Company will cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the Proxy Statement Clearance Date. The Company will promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and will, as promptly as practicable after receipt thereof, provide Parent with copies of all material correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise the other on any oral comments with respect to the Proxy Statement received from the SEC. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and the Company shall use its reasonable best efforts to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by law, disseminated to the Company stockholders. Parent shall promptly provide such information regarding Parent and Merger Sub that the Company may reasonably request for inclusion in the Proxy Statement.

(b)

The Company shall duly establish a record date for and duly call, give notice of and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as soon as reasonably practicable after the Proxy Statement Clearance Date for the purpose of voting on the adoption of this Agreement, provided that the Company Stockholder Meeting shall not be initially scheduled to occur later than forty-five (45) days following the Proxy Statement Clearance Date. In furtherance of the foregoing and in consultation with Parent, as soon as reasonably practicable after the date hereof, the Company shall set a preliminary record date for the Company Stockholder Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act. The Company shall not, without the consent of Parent, adjourn or postpone, cancel, recess or reschedule, the Company Stockholder Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholder Meeting (i) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if a quorum has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith after consultation with outside counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the Company reasonably believes the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, however, that in the case of clauses (ii), (iii), (iv) and (v), the Company Stockholder Meeting shall not be postponed or adjourned (x) to a date later than the third (3rd) Business Day preceding the Outside Date (as it may be extended pursuant to Section 7.1(e)) or (y) for more than ten (10) Business Days in the aggregate from the Originally Scheduled Date, in each case, without the prior written consent of Parent; provided, further, that in no event shall the Company Stockholder Meeting be postponed or adjourned pursuant to this Section 5.4(b) and Section 5.4(c) by more than twenty (20) Business Days in the aggregate from the Originally Scheduled Date. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

(c)

Subject to the provisions of Section 5.3, the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if, at the time of the Originally Scheduled Date, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholder Meeting to a date specified by Parent; provided, that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholder Meeting more than two (2) times or for more than ten (10) Business Days in the aggregate from the Originally Scheduled Date; provided, further, that in no event shall the Company Stockholder Meeting be postponed or adjourned pursuant to this Section 5.4(c) and Section 5.4(b) by more than twenty (20) Business Days in the aggregate from the Originally Scheduled Date. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated by this Agreement will be the only matters (other than matters of procedure and matters required by Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement and the transactions contemplated hereby) that the Company will propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article 7, the Company’s obligations to hold the Company Stockholder Meeting pursuant to this Section 5.4 will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Change of Board Recommendation.

5.5	Appropriate Action; Consents; Filings.

(a)

Subject to the terms of this Agreement, the Company and Parent will use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable and (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations, confirmations, clearances, certificates, exemptions, registrations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger.

(b)

In furtherance and not in limitation of Section 5.5(a), each party agrees to make any appropriate filings, if necessary or advisable, pursuant to other applicable Competition Laws (other than pursuant to the HSR Act, which filings were made prior to the date of this Agreement) with respect to the Merger as promptly as reasonably practicable. Each of Parent, Merger Sub and the Company will (i) cooperate and coordinate with the other in the making of any filings or submissions that are required to be made under any applicable Laws or requested to be made by any Governmental Entity in connection with the transactions contemplated by this Agreement, (ii) supply the other or its outside counsel with any information that may be required or requested by any Governmental Entity in connection with such filings or submissions, (iii) supply any additional information that may be required or requested by the Federal Trade Commission, the Department of Justice or other Governmental Entities in which any such filings or submissions are made as promptly as reasonably practicable, and (iv) use their respective reasonable best efforts to cause the expiration or termination of the applicable waiting periods under any applicable Competition Laws as soon as reasonably practicable following the date of this Agreement (and prior to the Outside Date) (as may be extended pursuant to Section 7.1(e)). Without limiting the generality of the foregoing, (A) both Parent and Company (and their respective Subsidiaries and Affiliates) shall contest, defend and appeal any Proceedings brought by a Governmental Entity, whether judicial or administrative, challenging or seeking to restrain or prohibit the consummation of the Merger or seeking to compel any divestiture by Parent or the Company or any of their respective Subsidiaries of shares of capital stock or of any business, assets or property, or to impose any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties or stock to avoid or eliminate any impediment under the HSR Act or similar applicable Law, and (B) Parent and the Company shall not, and shall not permit any of their respective Subsidiaries to, (1) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise make any investment in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, and (2) enter into, significantly expand or publicly announce an agreement to form a joint venture, strategic alliance or strategic partnership with another Person, in each case (1) and (2), if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment, agreement or expansion would reasonably be expected to (I) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (II) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated hereby or (III) materially delay the consummation of the transactions contemplated hereby.

(c)

In furtherance and not in limitation of Section 5.5(a), each party agrees to make any appropriate filings, if necessary or advisable, pursuant to any other applicable Laws with respect to the Merger as promptly as reasonably practicable. Each of Parent, Merger Sub, and the Company will (i) cooperate and coordinate with the other in the making of any filings, registrations, notices, applications, submissions, information or documentation, including Joint Applications, that are required to be made or advisable under any other applicable Laws or requested to be made by any Governmental Entity in connection with the transactions contemplated by this Agreement, including but not limited to, with the FAA, the DOT under 49 U.S.C. §§ 40109, 41105, and 41110, and the FCC, (ii) supply the other or its outside counsel with any information that may be required or requested by any Governmental Entity in connection with such filings, registrations, notices, applications, submissions, information or documentation, (iii) supply any additional information that may be required or requested by the FAA, the DOT, the FCC or any other Governmental Entities, in connection with any such filings, registrations, notices, applications, submissions, information or documentation as promptly as practicable, and (iv) use their respective reasonable best efforts to obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FAA, the DOT, the FCC, and any other Governmental Entity.

(d)

Without limiting the generality of anything contained in this Section 5.5, each party will: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or Proceeding; (iii) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Department of Justice, the FAA, the DOT, the FCC, the DHS, the TSA or any other Governmental Entity regarding the Merger; (iv) except in respect of the matters described in clause (v) immediately below, consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to a Governmental Entity (other than a Competition Authority) in connection with the Merger or any of the other transactions contemplated by this Agreement, (v) permit the other parties to review in advance (and to consider in good faith any comments made by the other party in relation to) any proposed substantive communication by such party to the U.S. Department of Justice or the applicable Governmental Entity of another jurisdiction from which consent, license, permit, waiver, exemption, approval, authorization, confirmation, clearance, certificate, registration or order is required under applicable Competition Law in connection with the Merger or any of the other transactions contemplated by this Agreement (collectively, the “Competition Authorities”) relating to any request, inquiry, investigation or Proceeding by or before a Competition Authority with respect to the Merger or any of the other transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any request, inquiry or investigation by, or and Proceeding before, a Competition Authority, each party will permit authorized Representatives of the other party to be present at each meeting or conference relating to such any request, inquiry, investigation or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to a Competition Authority in connection with such request, inquiry, investigation or Proceeding. None of Parent, Merger Sub or the Company will agree to participate in any substantive meeting, telephone call or discussion with a Competition Authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other parties in advance and, except as may be prohibited by a Competition Authority or by any Law, will permit authorized Representatives of the other parties to be present at each substantive meeting, telephone call or discussion. Each of Parent, Merger Sub and the Company will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted as necessary to (i) comply with contractual arrangements, (ii) to remove information related to Parent or Merger Sub’s valuation of the Company and (iii) address reasonable attorney-client or other privilege or confidentiality concerns.

(e)

Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary license, permit, waiver, approval, authorization or order of a Governmental Entity (including under the HSR Act), neither Parent nor the Company (nor any of their respective Subsidiaries or Affiliates) shall be required to sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner, or enter into or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their business (or, following the Closing, the combined business) in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or Affiliates (each a “Divestiture Action”) if such action would or would reasonably be expected to result in a material adverse effect on Parent and its Subsidiaries (including the Company and its Subsidiaries) after giving effect to the transactions contemplated hereby, taken as a whole; provided, however, that (x) Parent hereby agrees to take the Divestiture Action with respect to any of the assets set forth on Section 5.5(e)(x) of the Parent Disclosure Schedule, (y) it is understood and agreed that subject to the other provisions of this Section 5.5, the identity of any additional Divestiture Actions shall be determined by Parent in its sole and absolute discretion and (z) in no event shall Parent be required to agree to or effect any Divestiture Action set forth on Section 5.5(e)(z) of the Parent Disclosure Schedule. Nothing in this Agreement shall require any party to take or agree to take any action with respect to its business or operations in connection with obtaining required approval or clearance under any applicable Competition Laws unless the effectiveness of such agreement or action is conditioned upon the Closing. To assist Parent in complying with its obligations set forth in this Section 5.5(e), upon Parent’s reasonable request, the Company shall, and shall cause its Subsidiaries to, (i) reasonably assist Parent in any sales process (including through facilitation of reasonable due diligence) with potential purchasers of any of the Company’s or its subsidiaries’ businesses or other assets proposed by Parent to be subject to any sale or other disposal or hold separate and (ii) enter into one or more agreements prior to the Closing with respect to any such sale or other disposal or hold separate. For the avoidance of doubt, nothing in this Agreement shall require any party to take or agree to take any action with respect to its business or operations in connection with obtaining required approval or clearance under any applicable Competition Laws unless the effectiveness of such agreement or action is conditioned upon the Closing.

(f)

Notwithstanding anything to the contrary in this Agreement, Parent shall, on behalf of the parties hereto, control and lead all communications and strategy relating to obtaining all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Merger and other transactions contemplated by this Agreement and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Entity; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such litigation or approval process, as applicable, and consult with the Company prior to taking any material substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation or approvals, as applicable.

(g)

The parties shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be disclosed in the Company Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time; provided, however, that the parties shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts in connection with consummation of the Merger and seeking any such actions, consents, approvals or waivers.

(h)

Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person with respect to the Merger, (i) without the prior written consent of Parent and the Company, no party shall not pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) neither Parent nor the Company nor any of their respective Subsidiaries and Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

5.6

Certain Notices. From and after the date of this Agreement until the Effective Time, each party will promptly notify the other party of (a) the occurrence, or non-occurrence, of any event that would or would be reasonably likely to (i) cause any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied or (ii) prevent or materially delay the consummation of the transaction contemplated by this Agreement, (b) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied, (c) receipt of any written notice to the receiving party from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement and the pursuit of such consent would (in the good faith determination of such party) reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or (d) receipt of any notice or other communication from any Governmental Entity, the NYSE or NASDAQ (or any other securities market) in connection with the Merger; provided, however, that the delivery of any notice pursuant to this Section 5.6 will not limit, cure any breach of or otherwise affect any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice. The Company will promptly notify Parent of any action (or threats of action) by the FAA or the DOT that materially amends, modifies, suspends, revokes, terminates, cancels or withdraws any Company Permit or Company Slots.

5.7

Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby will be issued by any party without the prior written consent of the Company and Parent (which consent will not be unreasonably withheld, delayed or conditioned), except (a) as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement will use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, (b) to the extent such release or announcement contains information that is consistent with the press release referred to in the subsequent sentence or any other previously issued or made in accordance with this Section 5.7 or (c) with respect to any Change of Board Recommendation made in accordance with this Agreement. The Company, Parent and Merger Sub agree that the press release announcing the execution and delivery of this Agreement of each of Parent and the Company will not be issued prior to the written consent of each of the Company and Parent, as the case may be, which consent shall not be unreasonably withheld, delayed or conditioned.

5.8	Employee Benefit Matters.

(a)

For a period of one (1) year following the Effective Time, Parent will provide, or will cause to be provided, to each employee of the Company who continues to be employed by a member of the Parent Group (individually, a “Continuing Employee” and collectively, “Continuing Employees”) who is not covered by a Company CBA with (i) a base salary or wage rate that is no less favorable than the base salary or wage rate provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) target cash bonus opportunity and commissions opportunity that are no less favorable in the aggregate than the target cash bonus opportunity and commissions opportunity provided to such Continuing Employee as of immediately prior to the Effective Time and (iii) employee benefits (excluding equity and equity-based incentives and, subject to Section 5.8(d), severance benefits) that are no less favorable in the aggregate than employee benefits (excluding equity and equity-based incentives and, subject to Section 5.8(d), severance benefits) provided to such Continuing Employee as of immediately prior to the Effective Time. The employment terms and conditions of each Continuing Employee whose employment is covered by a Company CBA shall be governed by the applicable Company CBA.

(b)

As of and following the Effective Time, Parent may satisfy its obligations pursuant to Section 5.8(a) in respect of employee benefits by (i) continuing Company Benefit Plans with respect to Continuing Employees, (ii) permitting Continuing Employees and, as applicable, their eligible dependents, to participate in the employee benefit plans, programs or policies (including any plan intended to qualify within the meaning of Section 401(a) of the Code and any vacation, sick, or personal time off plans or programs) of Parent, or (iii) a combination of clauses (i) and (ii). To the extent Parent elects to have Continuing Employees and their eligible dependents participate in its employee benefit plans, program or policies following the Effective Time, Parent shall use commercially reasonable efforts to, and shall cause the Surviving Corporation to use commercially reasonable efforts to, treat, and cause the applicable benefit plans in which Continuing Employees are entitled to participate to treat, the service of Continuing Employees with the Company or any of its predecessors to the extent previously recognized by the Company as of the date hereof attributable to any period before the Effective Time as service rendered to Parent, the Surviving Corporation or any Subsidiary of Parent for purposes of eligibility to participate, vesting and for other appropriate benefits including the applicability of minimum waiting periods for participation, but excluding benefit accrual (including minimum pension amount) under equity incentive plans, defined benefit pension plans or retiree welfare benefit plans of Parent, or as would otherwise result in a duplication of benefits. Without limiting the foregoing, Parent shall use commercially reasonable efforts to cause any pre-existing conditions or actively at work or similar limitations, eligibility waiting periods, evidence of insurability requirements or required physical examinations under any health or similar plan of Parent to be waived with respect to Continuing Employees and their eligible dependents; provided, however, that with respect to preexisting conditions, such conditions shall be waived to the extent waived under the corresponding plan in which Continuing Employees participated as of immediately prior to the Effective Time. Parent shall also use commercially reasonable efforts to cause any deductibles paid by Continuing Employees under any of the Company’s health, dental, vision or similar plans in the plan year in which Continuing Employees and their eligible dependents are transitioned to Parent’s health, dental, vision or similar plans to be credited towards deductibles under the health plans of Parent or any Subsidiary of Parent.

(c)

If the Closing occurs on or before December 31, 2023, (i) annual cash bonuses in respect of the period between January 1, 2023, and the Closing Date shall be paid to employees of the Company within three (3) Business Days following the Closing in amounts calculated based on the level of performance attained as of immediately prior to the Closing, as determined by the Company Board (or a duly authorized committee thereof) in accordance with applicable performance and other customary criteria consistent with past practice, and prorated to reflect the portion of the 2023 performance period elapsed as of the Closing Date and (ii) Parent shall, or shall cause the Surviving Corporation to, pay Continuing Employees an annual bonus in respect of the 2023 fiscal year equal to the excess of (x) the annual bonus payable under the applicable Company bonus plan for 2023 as in effect as of the Closing Date calculated based on actual performance for the entire 2023 fiscal year over (y) the bonus paid to such Continuing Employee pursuant to clause (i) of this Section 5.8(c). If the Closing occurs in 2024 but prior to the date on which annual cash bonuses in respect of 2023 are determined and paid, such bonus payments in respect of 2023, if any, shall be calculated on the basis of actual performance for the 2023 performance period under the terms of the applicable Company bonus plan as shall be determined by the Parent Board (or a duly authorized committee thereof) in good faith using a methodology reasonably consistent with the past practices of the Company Board (or a duly authorized committee of non-employee directors thereof). In addition, if the Closing does not occur prior to March 1, 2024, then, notwithstanding anything in Section 5.1 to the contrary, the Company shall, following prior consultation with Parent, be permitted to adopt performance goals with respect to an annual cash bonus program for the Company’s 2024 fiscal year in the ordinary course of business, and in such case Parent shall, or shall cause the

Surviving Corporation to, honor such bonus program for Continuing Employees in accordance with its terms (subject to commercially reasonable adjustments after the Closing Date as required for integration purposes). Except as otherwise provided in an applicable employment agreement or in an applicable severance plan adopted by the Company, in each case, prior to the date of this Agreement or in accordance with this Section 5.8, in order to be eligible to receive any bonus payment pursuant to this Section 5.8(c), a Continuing Employee must be employed by either the Company or a member of the Parent Group on the date the bonus is paid (or, with respect to any bonus period in 2023 ending on or prior to the Closing Date, the Closing Date), and if not so employed on such date, any bonus payment otherwise due to such individual shall be forfeited.

(d)

Parent hereby acknowledges that the consummation of the Merger and the other transactions contemplated hereby will constitute a “change in control” or “change of control” (or other similar phrase) for purposes of each Company Benefit Plan. From and after the Closing, Parent shall, and shall cause the Surviving Corporation to, (i) be bound by, honor and comply with the terms of each employment, severance and change in control plan, policy and agreement and other Company Benefit Plan listed in Section 5.8(d)(i) of the Company Disclosure Schedule and (ii) take such actions as set forth on Section 5.8(d)(ii) of the Company Disclosure Schedule.

(e)

From and after the Closing, Parent shall, or shall cause one of its affiliates to, be bound by, and to comply with the terms of, the Company CBAs as in effect as of the Closing Date until Parent or its affiliates negotiate a new collective agreement. Notwithstanding anything to the contrary in this Section 5.8, Parent further agrees that the provisions of this Section 5.8 shall be subject to any applicable provisions of the Company CBA in respect of Continuing Employees, to the extent such provisions are inconsistent with or otherwise in conflict with the provisions of any such Company CBA as in effect as of the date of this Agreement. Furthermore, Parent agrees to honor all applicable seniority integration or similar rights contained in any Company CBA in accordance with the terms thereof.

(f)

Nothing in this Agreement will require the continued employment of any Person and no provision of this Agreement will prevent Parent or the Surviving Corporation from amending or terminating any Company Benefit Plan or benefit plans, programs, agreements or arrangements of any Parent or its Subsidiaries. The Company and Parent acknowledge and agree that all provisions contained in this Agreement with respect to Service Providers are included for the sole benefit of the respective parties signatory hereto and will not create any right in any other Person, including any employees, former employees, any participant in any Company Benefit Plan or any beneficiary or dependent thereof, or any collective bargaining representative thereof, nor will require the Company to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any Service Provider, and any such plan may be amended or terminated in accordance with its terms and applicable Law. This Agreement is not intended to amend any Company Benefit Plan.

(g)

From and after the date of this Agreement until the Effective Time, the Company agrees that any material written or formal oral communications to employees of the Company regarding the terms and conditions of their employment (including compensation and benefits) following the Merger will include the disclaimer set forth in Section 5.8(f) and shall be subject to prior review and (to the extent such communications are not limited to a description or summary of the terms expressly set forth in this Section 5.8, in Section 2.4 or in a Company Benefit Plan set forth in Section 5.8(d) of the Company Disclosure Schedule) approval by Parent and its outside counsel (any such approval not to be unreasonably withheld, conditioned or delayed).

5.9	Indemnification of Directors and Officers.

(a)

For a period of six (6) years from and after the Effective Time, the Surviving Corporation will, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Charter, the Company Bylaws and indemnification agreements in existence on the date of this Agreement with any directors, officers and employees of the Company arising out of acts or omissions in their capacity as directors, officers or employees of the Company occurring at or prior to the Effective Time. The Surviving Corporation will, and Parent shall cause the Surviving Corporation to, advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceedings with respect to the matters subject to indemnification pursuant to this Section 5.9(a) in accordance with the procedures set forth in the Company Bylaws and indemnification agreements in existence on the date of this Agreement.

(b)

For a period of six (6) years from and after the Effective Time, Parent will cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of directors and officers of the Company for periods at or prior to the Effective Time than are currently set forth in the Company Charter and the Company Bylaws. The Surviving Corporation will cause the indemnification agreements in existence on the date of this Agreement with any of the directors, officers or employees of the Company to continue in full force and effect in accordance with their terms following the Effective Time.

(c)

The Surviving Corporation shall either (i) cause to be obtained at the Effective Time “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as the Company’s existing policies (accurate and complete copies which have been previously provided to Parent) for claims arising from facts or events that occurred on or prior to the Effective Time or (ii) maintain in effect for six (6) years from the Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by the Company (the “D&O Insurance”); provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially equivalent and in any event not less favorable in the aggregate than the Company’s existing policy with respect to matters occurring prior to the Effective Time; provided, however, that the Surviving Corporation will not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement (which annual premium is set forth on Section 5.9 of the Company Disclosure Schedule). The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Effective Time, Parent will cause the Surviving Corporation to maintain such policies in full force and effect and continue to honor the obligations thereunder.

(d)

In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the obligations set forth in this Section 5.9.

(e)

The obligations under this Section 5.9 will (i) continue, notwithstanding any six (6)-year limitation referred to above, until the final disposition of any action, suit, proceeding or investigation brought or commenced during such six (6)-year period and (ii) not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.9 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.9 applies will be third-party beneficiaries of this Section 5.9).

5.10

State Takeover Laws. If any “control share acquisition,” “fair price,” “business combination” or other anti-takeover Laws becomes or is deemed to be applicable to the Company, Parent, Merger Sub or the Merger, including the acquisition of Shares pursuant thereto or any other transaction contemplated by this Agreement, then the Company Board will take all action necessary to render such Law inapplicable to the foregoing.

5.11

Parent Agreement Concerning Merger Sub. Parent agrees to cause Merger Sub to comply with its obligations under this Agreement. Promptly following the execution of this Agreement, Parent shall execute and deliver a consent as sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and provide a copy of such consent to the Company.

5.12

Section 16 Matters. Prior to the Effective Time, the Company Board, or a duly authorized committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) of Shares pursuant to this Agreement and the Merger will be an exempt transaction for purposes of Section 16 of the Exchange Act.

5.13

Company Stock Exchange Delisting; Deregistration. The Company and Parent will cooperate and use their respective reasonable best efforts to cause the delisting of the shares of Company Common Stock from the NYSE and the deregistration of such shares as promptly as practicable following the Effective Time in compliance with applicable Law.

5.14

Stockholder Litigation. The Company will promptly provide Parent with any pleadings and correspondence relating to any Proceedings involving the Company, any of its officers or directors or any other of its Representatives relating to this Agreement or the transactions contemplated hereby and will keep Parent reasonably and promptly informed regarding the status of any such Proceedings. The Company will cooperate with and give Parent a reasonable opportunity to participate in the defense or settlement of any such Proceeding, and no such settlement will be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Without limiting the preceding sentence, the Company will give Parent the right to review and comment on all filings or responses to be made by it in connection with any such Proceeding, and it will in good faith take such comments into account.

5.15

Tax Matters. Except as provided in Section 2.2(b), each of Parent, Merger Sub and the Company shall pay any sales, use, ad valorem, property, transfer (including real property transfer) and similar Taxes imposed on such Person as a result of or in connection with the transactions contemplated hereby. The parties shall cooperate in good faith to prepare and timely deliver any certificate or instrument necessary for a party to claim an applicable exemption from any such Taxes otherwise payable.

5.16	Company Convertible Notes.

(a)

Within the time periods required by the terms of the Convertible Notes Indenture, the Company shall take all actions required by, or all commercially reasonable actions requested by Parent pursuant to and in compliance with, the Convertible Notes Indenture to be performed by the Company as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including (i) the giving of any notices that may be required by the Convertible Notes Indenture or reasonably requested by Parent, and (ii) delivery to the trustee, the holders of Company Convertible Notes or other applicable Person, as applicable, of any instruments, certificates, opinions of the Company’s counsel or other documents required by the Convertible Notes Indenture or reasonably requested by Parent in connection with the execution, delivery or performance of this Agreement, the transactions contemplated hereby or as otherwise required by, or reasonably requested by Parent pursuant to or in compliance with, the Convertible Notes Indenture. The Company shall deliver a copy of any such notice, instrument, certificate, opinion or other document to Parent at least three (3) Business Days (or such shorter period of time as may be required to comply with the terms of the Convertible Notes Indenture) prior to delivering such notice or entering into such other document or instrument, and shall consider any reasonable comments thereto proposed by Parent in good faith. Without limiting the generality of the foregoing, the Company and the Surviving Corporation shall execute and deliver (or cause to be executed and delivered, as applicable), in accordance with the Convertible Notes Indenture, supplemental indentures and any other documents or instruments as may be requested by the trustee in connection with the execution of such supplemental indentures, in each case in form and substance reasonably acceptable to the trustee and the Company, pursuant to and with such terms as required under the Convertible Notes Indenture.

(b)

Prior to the Effective Time and without the written consent of Parent, the Company shall not take any action that would result in an adjustment to the “Conversion Rate” (as defined in the Convertible Note Indentures) of the Company Convertible Notes, other than in connection with the entry into or the consummation of the transactions contemplated by this Agreement.

(c)	Except as provided for in Section 5.16(a), prior to the Effective Time and without the written consent of Parent, the Company shall not amend the Convertible Notes Indenture.

(d)

Prior to the Effective Time, the Company shall comply with all requirements of the Convertible Notes Indenture. Following the Effective Time, the Surviving Corporation shall comply with all requirements of the Convertible Notes Indenture.

(e)

Prior to the Effective Time, the Company shall settle any conversions of (i) the 2025 Convertible Notes pursuant to “Physical Settlement” (as defined in the 2025 Convertible Note Indenture) and (ii) the 2026 Convertible Notes pursuant to “Cash Settlement” (as defined in the 2026 Convertible Note Indenture).

5.17	Financing; Financing Cooperation.

(a)

Parent shall, to the extent the proceeds thereof are required to consummate the transactions contemplated hereby, use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the Debt Financing and to consummate the Debt Financing on the Closing Date. Such actions shall include using reasonable best efforts to: (i) maintain in effect the Debt Commitment Letter (except as otherwise permitted in the definition of Financing Failure Event) until the transactions contemplated by this Agreement are consummated or this Agreement is terminated in accordance with its terms; (ii) cause senior management of Parent to participate in, and assist with, the preparation of rating agency presentations and meetings with rating agencies; (iii) satisfy on a timely basis (or, if deemed advisable by Parent, seek a waiver on a timely basis of) all Financing Conditions within its control; (iv) negotiate, execute and deliver Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto) or on such other terms no less favorable to Parent than those set forth in the Debt Commitment Letter; and (v) in the event that the conditions set forth in Section 6.1 and Section 6.2 and the Financing Conditions have been satisfied or, upon funding would be satisfied, enforce Parent’s rights under the Debt Commitment Letter in the event of a Financing Failure Event that prevents, impedes or delays the Closing. Parent shall use reasonable best efforts to give the Company prompt notice of any material breach or repudiation by any Financing Sources to the Debt Commitment Letter of which Parent obtains knowledge.

(b)

Without limiting Parent’s other obligations under Section 5.17(a), if a Financing Failure Event occurs, Parent shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) use reasonable best efforts to obtain alternative financing from alternative financing sources, in an amount sufficient, together with any other sources of funds available to Parent or Merger Sub (including cash and cash equivalents held by Parent and the Company and the proceeds of available lines of credit under existing revolving credit facilities or Parent), to consummate the transactions contemplated by this Agreement, as promptly as reasonably practicable following the occurrence of such Financing Failure Event (provided, however, that Parent shall not be required to obtain alternative financing which includes terms and conditions materially less favorable (taking into account any “market flex” provision), in the aggregate, to Parent, in each case relative to those in the Debt Financing being replaced) and (iii) obtain, and when obtained, provide the Company with a true and complete copy of, a new financing commitment that provides for such alternative financing subject only to the Financing Conditions. Neither Parent nor any of its Affiliates shall amend, modify, supplement, restate, assign, substitute or replace any of the Debt Commitment Letter or any definitive document relating to the Debt Financing; provided, however, that, notwithstanding the foregoing, Parent and its Affiliates shall be permitted to amend, modify, supplement, restate, assign, substitute, replace or terminate any of the Debt Commitment Letter or any definitive document relating to the Debt Financing if the effect of such amendment, modification, supplement, restatement, assignment, substitution, replacement or termination would not impose new or additional conditions or otherwise expand, amend or modify any of the Financing Conditions or other terms in a manner that would reasonably be expected to materially delay, impair or prevent the consummation of the transactions contemplated by this Agreement; provided, further, that the Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement so long as such parties are creditworthy. Parent shall keep the Company reasonably informed as to the status of Parent’s efforts to arrange the Debt Financing.

(c)

Prior to the Closing, the Company will, and will cause its Representatives to, use reasonable best efforts to provide to Parent all cooperation and take all corporate action required, as reasonably requested by Parent in connection with the arrangement, marketing and consummation of the Debt Financing (provided, however, that such requested cooperation does not unreasonably interfere in any material respect with the ongoing operations of the Company), including using reasonable best efforts to: (i) deliver to Parent such historical financial information regarding the Company as may be reasonably requested by Parent and that is customarily required for the Debt Financing, including (A) the financial statements referred to in Exhibit C to the Debt Commitment Letter, which financial statements need not be delivered prior to such financial statements being filed with the SEC on EDGAR (provided that such financial statements are filed with the SEC on a timely basis) and such filing shall constitute delivery and (B) any other pertinent information as may be reasonably requested by Parent to enable Parent to prepare, and to reasonably cooperate with Parent and the Financing Sources in the preparation of, customary pro forma financial statements of Parent that meet the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulation of the SEC promulgated thereunder, provided that (x) the Company’s obligation to provide information for such pro forma financial statements shall be limited to information about the Company and its Subsidiaries and (y) Parent and Merger Sub shall be solely responsible for the preparation of pro forma financial statements, including any adjustments incorporated into any such pro forma financial statements; (ii) to the extent customarily required for the Debt Financing, make appropriate officers available to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, Financing Sources and prospective Financing Sources, in each case, upon reasonable notice and at mutually agreeable dates and times; (iii) provide reasonable assistance (including using reasonable best efforts to obtain such materials or documents from the Company Representatives) in the preparation of customary offering documents, including customary bank information memoranda, authorization letters, lender presentations, rating agency materials, registration statements, prospectuses, offering memoranda, and private placement memoranda (including information required by Regulation S-X or Regulation S-K under the Securities Act (which, for the avoidance of doubt, shall not include financial statements or information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X or information required by Item 402 of Regulation S-K or any information that the Company is not required to prepare and file with the SEC, but would include such other information and data as are otherwise reasonably necessary in order to receive customary “comfort” letters with respect to the financial statements and data referred to in clause (i) above)); (iv) if reasonably requested in writing by Parent at least ten (10) Business Days prior to the anticipated Closing, furnish at least four (4) Business Days prior to the Closing Date to Parent all customary and reasonable information regarding the Company that is required by regulatory authorities in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; (v) assist Parent in obtaining corporate, corporate family, credit, facility and securities ratings from rating agencies; (vi) provide (including using reasonable best efforts to obtain such documents from the Company Representatives) customary certificates, definitive documents, pay-off letters, “10b-5” representation letters and other customary documentation and items relating to the Debt Financing as reasonably requested by Parent and, if requested by Parent, to cooperate with and assist Parent in obtaining such documentation and items; provided, however, that no obligation of the Company under any agreement, certificate, document or instrument (other than any “10b-5” representation letter)

shall be effective until the Closing; (vii) use reasonable best efforts to cause the independent accountants of the Company to provide assistance and cooperation in connection with the Debt Financing, including (1) participating in a reasonable number of drafting sessions and accounting due diligence sessions, (2) providing customary consents to use their audit reports relating the Company and (3) providing customary “comfort” (including “negative assurance” comfort) letters; and (viii) reasonably cooperate with the marketing efforts for any portion of the Debt Financing, including using its commercially reasonable efforts to ensure that any syndication effort benefits from any existing lending relationships. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Representatives to (1) enter into any Contract, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any actual or potential liability (other than immaterial out-of-pocket expenses that shall be subject to reimbursement by Parent as set forth below), (2) take any action that would reasonably be expected to conflict with or violate the Company Charter or the Company Bylaws or any Law or result in the breach of any Contract, (3) execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing or provide any legal opinion in connection with the Debt Financing or any other debt offering or (4) provide any information subject to attorney-client privilege, attorney work product protection or other legal privilege. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company (other than with respect to any costs associated with preparing regular quarterly and annual financial statements) in performing their obligations under this Section 5.17, and indemnify the Company and its directors, officers, employees and other Representatives for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Financing other than to the extent any of the foregoing arises from any gross negligence or willful misconduct of, or material breach of this Agreement by, the Company or any of its Representatives. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company at the express request of Parent set forth in this Section 5.17. Parent acknowledges and agrees that (i) the obtaining of the Debt Financing is not a condition to Closing and (ii) a breach of this Section 5.17 shall not constitute a breach of the Company that may give Parent termination rights in respect of this Agreement, including without limitation, for purposes of Section 7.1(f).

5.18	Prepayments.

(a)

Subject to the Company Stockholder Approval being obtained, Parent shall, on or prior to the fifth (5th) Business Day following the date on which the Company Stockholder Approval is obtained, pay or cause to be paid, to the holders of record of Outstanding Shares as of the record date established by the Company for the

Company Stockholder Meeting (the “Approval Prepayment Record Date”), an amount in cash equal to $2.50 per Share (such amount, the “Approval Prepayment Amount”, such payment, the “Approval Prepayment” and such date on which the Approval Prepayment is made, the “Approval Prepayment Date”).

(b)

On or prior to the tenth (10th) Business Day following the date of the Approval Prepayment (such date, the “Approval Prepayment Calculation Date”), the Company shall deliver to Parent a written statement, together with reasonably detailed supporting information, setting forth a calculation of the amount in cash equal to (i) the Approval Prepayment Amount times (ii) the difference between (x) the Fully Diluted Shares as of the Approval Prepayment Record Date minus (y) the number of Outstanding Shares on the Approval Prepayment Record Date (such amount, the “Approval Awards Amount”). On the earlier of (i) the day that is two (2) Business Days prior to the Closing Date and (ii) the day Parent is obligated to pay the Additional Parent Regulatory Fee to the Company pursuant to Section 7.2(e), Parent shall pay the Company the Approval Awards Amount. At the Effective Time, the Company shall deliver the Approval Prepayment Amount to each holder of Company RSU Awards pursuant to, and in accordance with, Section 2.4(a) and to each holder of Company Performance Share Awards pursuant to, and in accordance with, Section 2.4(b).

(c)

Subject to the Company Stockholder Approval having been obtained, on or prior to the last Business Day of each calendar month commencing after December 31, 2022, until the earlier of (x) the Closing Date and (y) the termination of the Merger Agreement in accordance with its terms, Parent shall pay or cause to be paid to the holders of record of Outstanding Shares as of a date not more than five (5) Business Days prior to the last Business Day of such month (each such date, an “Additional Prepayment Record Date”), an amount in cash equal to $0.10 per Share (such amount, the “Additional Prepayment Amount”, each such monthly payment, an “Additional Prepayment” and the date on which each Additional Prepayment is made, an “Additional Prepayment Date”).

(d)

On the tenth (10th) Business Day following each Additional Prepayment (each such date, an “Additional Prepayment Calculation Date”), the Company shall deliver to Parent a written statement (each such statement, a “Monthly Awards Amount Statement”), together with reasonably detailed supporting information, setting forth a calculation of the amount equal to (i) the Additional Prepayment Amount times (ii) the difference between (x) the Fully Diluted Shares as of the applicable Additional Prepayment Record Date minus (y) the number of Outstanding Shares outstanding on such Additional Prepayment Record Date (each such amount, a “Monthly Awards Amount”). On the earlier of (i) the day that is two (2) Business Days prior to the Closing Date and (ii) the day Parent is obligated to pay the Additional Parent Regulatory Fee to the Company pursuant to Section 7.2(e), Parent shall pay the Company an aggregate amount equal to the sum of all Monthly Awards Amounts set forth in the Monthly Awards Amount Statements delivered pursuant to this Section 5.18(d). At the Effective Time, the Company shall deliver all Additional Prepayment Amounts to each holder of Company RSU Awards pursuant to, and in accordance with, Section 2.4(a), and to each holder of Company Performance Share Awards pursuant to, and in accordance with, Section 2.4(b).

(e)

Subject to the terms of this Section 5.18(e), Parent shall indemnify the Company Group for any and all Income Tax Losses arising from any final “determination” within the meaning of section 1313(a) of the Code (or a similar determination under applicable state or local income or other applicable Tax rules), or a settlement reached in accordance with the procedures required by this Section 5.18(e) of a claim, (x) that any member of the Company Group is required to recognize the Approval Prepayment and/or the Additional Prepayments, if any, as income or gain for income Tax purposes in any Tax period or to report such amounts to their recipients for Tax purposes or (y) that the Company Termination Fee is a Non-Deductible Payment (such determination or settlement, an “Adverse Income Tax Determination”, and such Income Tax Losses, “Indemnified Company Tax Losses”). Parent shall pay to the Company an amount equal to any Indemnified Company Tax Loss within ten (10) Business Days after written demand by the Company therefor accompanied by reasonable supporting documentation or statements setting forth a description of such Indemnified Company Tax Loss and a calculation of the amount so payable; provided, however, that if Parent does not agree with such calculation or any aspect of the Company’s statements or analysis purporting to establish the magnitude of the Indemnified Company Tax Loss, (A) Parent and the Company shall cooperate reasonably and in good faith to agree upon the amount of such Indemnified Company Tax Loss, if any, (B) if Parent and the Company are unable to resolve any disagreements within twenty (20) Business Days of the receipt by Parent of such written demand, the dispute shall be submitted to an Independent Accountant for resolution within thirty (30) Business Days after its engagement by Parent and the Company, (C) Parent shall pay to the Company an amount equal to the Indemnified Company Tax Loss as determined by the Independent Accountant within five (5) Business Days after the Independent Accountant’s determination and (D) the costs and expenses of the Independent Accountant and of any enforcement of the determination thereof shall be borne by Parent and the Company in inverse proportion as they may prevail on the matters resolved by the Independent Accountant. In the event that the Company Group utilizes any net operating loss carryovers or other tax attributes (collectively, “Tax Attributes”) to reduce or offset any Income Tax Losses that would otherwise have been indemnifiable by Parent under this paragraph, then (i) the amount of Tax Attributes so utilized shall be set forth on, and the tax items against which the Tax Attributes were applied shall be described in detail in, the supporting documentation or statements provided by the Company, (ii) for the avoidance of doubt, the amount of Income Tax Losses indemnifiable by Parent under this paragraph shall be determined after taking such reductions and offsets into account and (iii) Parent shall promptly pay to the Company, as and when such Tax Benefit would have been realized by the Company Group, an amount equal to any Tax Benefit that the Company Group would have realized with respect to such Tax Attributes for any subsequent taxable period had such Tax Attributes not been so utilized, such hypothetical realization of Tax Benefits to be determined not based upon any assumptions regarding whether such Tax Benefits will or may be realized in the future, but rather on a “with and without” basis, taking into account such Tax Attribute(s) as the last item(s) claimed for any taxable year, including after the utilization of any available net operating loss carryforwards (such payments in respect of Tax Benefits, “Tax Benefit Payments”). Until the obligations of Parent contained in this Section 5.18(e) expire, Parent shall, at its expense, be entitled to control all Proceedings which relate to a potential Indemnified Company Tax Loss or potential Adverse Income Tax Determination to the extent that such Proceedings can be separated from other Tax issues concerning the Company Group without adverse consequences; provided that (i) the Company shall, at its expense, be entitled to participate in any such Proceeding to the extent allowed by applicable Law, (ii) Parent shall not enter into any settlement of any such Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned and (iii) if any Proceeding shall be conducted in a manner requiring the payment of any Taxes that may be Indemnified Company Tax Losses to a Governmental Entity, Parent shall advance to the Company (on an interest-free basis) the amount of such payment. With respect to any Proceeding relating to a potential Indemnified Company Tax Loss (including a Proceeding relating to a potential Adverse Income Tax Determination) not described in the preceding sentence, the Company shall control such Proceeding; provided that (A) Parent shall bear the reasonable and documented costs and expenses of such Proceeding to the extent such costs and expenses would not have been incurred but for the Company’s defense of claims or issues that may give rise to Indemnified Company Tax Losses, (B) Parent shall, at its expense, be entitled to participate in such Proceeding to the extent allowed by applicable Law, (C) no member of the Company Group shall (1) settle any issues raised in such Proceeding, to the extent such issues may give rise to an Indemnified Company Tax Loss, or (2) petition a court or file suit in court with respect to a Proceeding relating to a potential Indemnified Company Tax Loss or Adverse Income Tax Determination, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned and (D) if such Proceeding shall be conducted, with the consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), in a manner requiring the payment of any Taxes that may be Indemnified Company Tax Losses to a Governmental Entity, Parent shall advance to the Company (on an interest-free basis) the amount of such payment. In addition to the other obligations set forth in this Section 5.18(e), the Company shall, and to the extent reasonably practicable shall cause its Affiliates to, use commercially reasonable efforts to cooperate with Parent and, in a reasonably timely manner, provide Parent with material information that Parent reasonably requests in connection with any potential Indemnified Company Tax Loss or any Proceeding relating to a potential Adverse Income Tax Determination or any other matter relating to this Section 5.18(e). Parent and the Company further agree to use commercially reasonable efforts to keep each other reasonably informed of proposed material meetings with any Governmental Entity in connection with any matter relating to this Section 5.18(e) and to allow the other party to attend such meetings, to the extent legally permitted. Notwithstanding anything to the contrary in this Agreement, the obligations of Parent contained in this Section 5.18(e) shall survive until sixty (60) days after the expiration of the applicable statute of limitations (such date, the “Release Date”); provided that if the Company notifies Parent in writing of any claim hereunder prior to the Release Date, the obligations of Parent contained in this Section 5.18(e) shall survive until the final resolution of such claim (including, for the avoidance of doubt, the obligation of Parent to make Tax Benefit Payments to the Company). Parent may offset amounts owed by the Company to Parent under this Agreement (including any unpaid portion of the Company Termination Fee), if any, against Indemnified Company Tax Losses to reduce the amount payable by Parent to the Company Group under this Section 5.18(e).

(f)

Parent and the Company shall cooperate in good faith to agree upon consistent U.S. federal income tax reporting in respect of the Approval Prepayment, the Additional Prepayments and the transactions described in this Section 5.18; provided that, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, the Parties shall report the amounts paid by Parent or its designated agent to the stockholders of the Company pursuant to Section 5.18(a) and Section 5.18(c) as amounts paid by Parent or its designee directly to, and for the benefit of, the stockholders of the Company for U.S. federal income tax and all other applicable tax purposes.

(g)

To the extent that Parent designates a bank or trust company to act as the disbursing agent for purposes of effecting the payments to the stockholders of the Company pursuant to this Section 5.18 (the “Disbursing Agent”), the Company shall (i) use its reasonable best efforts to deliver to Parent and the Disbursing Agent such information regarding the Company as may be reasonably requested by Parent or the Disbursing Agent to permit Parent to make the payments to the stockholders of the Company pursuant to this Section 5.18 and (ii) cooperate in good faith with Parent and the Disbursing Agent in connection with the payments to the stockholders of the Company pursuant to this Section 5.18. Parent shall be responsible for all costs and expenses of the Disbursing Agent.

5.19

Frontier Reimbursement Payment. Within three (3) Business Days of the Company providing Parent with evidence of any amount paid by the Company to Frontier pursuant to Section 7.2(d) of the Frontier Merger Agreement (such amount, the “Frontier Expense Amount”), Parent will pay the Frontier Expense Amount to the Company by wire transfer of immediately available funds to the account designated by the Company on Section 7.2(g) of the Company Disclosure Schedule.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1

Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger will be subject to the satisfaction or written waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

(a)	The Company Stockholder Approval shall have been obtained.

(b)

(i) The waiting period applicable to the consummation of the Merger under the HSR Act (and any customary timing agreement with any Governmental Entity to toll, stay, or extend any such waiting period, or to delay or not to consummate the Merger contemplated by this Agreement entered into in connection therewith) shall have expired or been terminated, (ii) any applicable waiting period (or extensions thereof) or approvals under each applicable Competition Law related to the Merger and other transactions contemplated by this Agreement and set forth in Section 6.1(b) of the Company Disclosure Schedule shall have expired, been terminated, or been obtained and (iii) all consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations required to be obtained from, or delivered to, as applicable, the FAA, the DOT, and the FCC in connection with the consummation of the Merger shall have been obtained or delivered, as applicable.

(c)

(i) No Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action (whether temporary, preliminary or permanent) enjoining or otherwise prohibiting the making or consummation of the Merger and (ii) there shall be no Law in effect which makes the Merger illegal or prohibits or otherwise prevents the consummation of the Merger.

6.2

Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

(a)

(i) The representations and warranties of the Company contained in Section 3.1, Section 3.2(d), Section 3.3, Section 3.9, Section 3.29 and Section 3.30 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all material respects as of such date or time), (ii) the representations and warranties of the Company contained in the first sentence of Section 3.2(a), the first sentence of Section 3.2(b), Section 3.2(c), Section 3.2(e) and the first and second sentences of Section 3.33 shall be true and correct in all respects (except for de minimis deviations) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all respects (except for de minimis deviations) as of such date or time) and (iii) all other representations and warranties of the Company contained in this Agreement (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein, other than the representations set forth in Section 3.11(b) or in the term “Company Material Contract”) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except where the failure of such representations and warranties in this clause (iii) to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Company Material Adverse Effect.

(b)

The Company shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing, or any breach or failure to do so shall have been cured.

(c)	Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d)

Parent shall have received a certificate of the Company, executed by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in subsections (a) and (b) of this Section 6.2 have been satisfied.

6.3

Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger will be subject to the satisfaction or (to the extent permitted by applicable Law) written waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

(a)

(i) The representations and warranties of Parent and Merger Sub contained in Section 4.1, Section 4.2 and Section 4.11 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all material respects as of such date or time) and (ii) all other representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any references to any Parent Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except where the failure of such representations and warranties in this clause (ii) to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Parent Material Adverse Effect.

(b)

Each of Parent and Merger Sub shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing, or any breach or failure to do so shall have been cured.

(c)

The Company shall have received a certificate of Parent, executed by an executive officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in subsections (a) and (b) of this Section 6.3 have been satisfied.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1

Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of this Agreement by the stockholders of the Company or of Merger Sub:

(a)	By mutual written consent of Parent and the Company, by action of their respective Boards of Directors, at any time prior to the Effective Time;

(b)

By either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity has issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or other action has become final and nonappealable (which Order the party seeking to terminate this Agreement has used its reasonable best efforts to resist, resolve or lift, as applicable, as required by Section 5.5);

(c)	By Parent, if a Triggering Event has occurred;

(d)	By the Company, in connection with the Company Board’s causing the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 5.3(f);

(e)

By Parent or the Company, if the Effective Time has not occurred on or before July 28, 2023 (the “Outside Date”); provided, however, that the Outside Date shall be automatically extended to January 28, 2024 (as so extended, the “Extended Outside Date”) if the condition set forth in Section 6.1(b) (or Section 6.1(c), to the extent related to Section 6.1(b)) has not been satisfied prior to the initial Outside Date (but all other conditions to Closing are satisfied, other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time); provided, further, that the Extended Outside Date shall be automatically extended to July 24, 2024 (as so extended, the “Second Extended Outside Date”), if the condition set forth in Section 6.1(b) (or Section 6.1(c), to the extent related to Section 6.1(b)) has not been satisfied prior to the Extended Outside Date (but all other conditions to Closing are satisfied, other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time); provided, further, that the Company and Parent may agree to further extend the Second Extended Outside Date by mutual written agreement; and provided, further, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose failure to fulfill any agreements or covenants under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(f)

By Parent, if: (i) there is an Uncured Inaccuracy in any representation or warranty of the Company contained in this Agreement or a breach of any covenant of the Company contained in this Agreement, in any case, such that any condition to the Merger in Section 6.2(a) or Section 6.2(b) is not satisfied, (ii) Parent has delivered to the Company written notice of such Uncured Inaccuracy or breach and (iii) either such Uncured Inaccuracy or breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of (x) the Outside Date (as may be extended pursuant to Section 7.1(e)) and (y) the thirtieth (30th) day following the delivery of such written notice to the Company; provided, however, that Parent will not be permitted to terminate this Agreement pursuant to this Section 7.1(f) if: (A) any covenant of Parent or Merger Sub contained in this Agreement has been breached such that the condition to the Merger in Section 6.3(b) is not satisfied; or (B) there is an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement such that the condition to the Merger in Section 6.3(a) is not satisfied;

(g)

By the Company, if: (i) there is an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or breach of any covenant of Parent or Merger Sub contained in this Agreement, in any case, such that any condition to the Merger in Section 6.3(a) or Section 6.3(b) is not satisfied, (ii) the Company has delivered to Parent written notice of such Uncured Inaccuracy or breach and (iii) either such Uncured Inaccuracy or breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of (x) the Outside Date (as may be extended pursuant to Section 7.1(e)) and (y) the thirtieth day following the delivery of such written notice to Parent; provided, however, that the Company will not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if: (A) any covenant of the Company contained in this Agreement has been breached such that the condition to the Merger in Section 6.2(b) is not satisfied; or (B) there is an Uncured Inaccuracy in any representation or warranty of the Company contained in this Agreement such that the condition to the Merger in Section 6.2(a) is not satisfied; or

(h)	By Parent or the Company, if the Company Required Vote shall not have been obtained at the Company Stockholder Meeting duly convened therefor, including at any adjournment or postponement thereof.

7.2	Effect of Termination.

(a)

In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and of no effect, and there will be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors except (i) the Confidentiality Agreement (as amended hereby) and Section 3.34, Section 4.13, the last two sentences of Section 5.2, the expense reimbursement and indemnification obligations in Section 5.17(c), Section 5.18(e), Section 5.18(f), this Section 7.2 and Article 8 shall remain in effect and (ii) subject to Section 7.2(g), nothing herein shall relieve any party from any liabilities or damages incurred or suffered by a party as a result of the Intentional Breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement prior to the date of such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or equity.

(b)

In the event that this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(d), then the Company will pay to Parent prior to or concurrent with such termination, in the case of a termination by the Company, or within two (2) Business Days thereafter, in the case of a termination by Parent, the Breakup Fee.

(c)

In the event that (i) this Agreement is terminated pursuant to Section 7.1(e), Section 7.1(f) (solely with respect to any Intentional Breach of Section 5.3 or Section 5.4) or Section 7.1(h), (ii) prior to the date of the Company Stockholder Meeting (or prior to the termination of this Agreement if there has been no Company Stockholder Meeting) an Acquisition Proposal will have been publicly announced and is not withdrawn and (iii) within 12 months following the termination of this Agreement, the Company consummates any Acquisition Proposal or enters into a definitive written agreement providing for the consummation of any Acquisition Proposal which is ultimately consummated, then, concurrently with the consummation of such Acquisition Proposal, the Company will pay to Parent the Breakup Fee; provided, that for purposes of this Section 7.2(c), the term “Acquisition Proposal” will have the meaning assigned to such term in Section 8.4, except that the references to “20%” will be deemed to be references to “50%”.

(d)

In the event that this Agreement is terminated pursuant to Section 7.1(h), the Company will pay to Parent the reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Parent in connection with the transactions contemplated by this Agreement up to $25,000,000 (the “Expense Reimbursement”), with such payment being made concurrently with the termination of this Agreement by the Company or within two (2) Business Days of a termination of this Agreement by Parent.

(e)

In the event that this Agreement is terminated pursuant to Section 7.1(b) (solely to the extent the Order giving rise to such termination right relates to applicable U.S. federal Competition Laws) or Section 7.1(e) (solely to the extent that, at the time of such termination, the conditions in Section 6.1(b)(i) or Section 6.1(c) (solely to the extent of an Order, other action or Law relating to applicable US federal Competition Laws) shall not have been satisfied) and at the time of either such termination all of the other conditions set forth in Section 6.1 (other than Section 6.1(c) (to the extent the Order, other action or Law giving rise to the failure of such condition relates to applicable U.S. federal Competition Laws)) and the conditions set forth in Section 6.2 have been satisfied (or, in the case of conditions that by their nature are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on the date of such termination), then (i) solely to the extent that the Remaining Parent Regulatory Fee is greater than zero, (1) Parent shall pay directly to the stockholders of the Company as of a record date that is five (5) Business Days following the date of such termination (the “Remaining Regulatory Fee Record Date”) an amount per Share in cash equal to the Remaining Regulatory Fee Per Share Amount and (2) Parent shall pay to the Company an amount equal to the Remaining Regulatory Fee Award Amount, in each case on the second (2nd) Business Day following the Remaining Regulatory Fee Record Date, and (ii) Parent shall pay the Company a fee in the amount of $70,000,000 (the “Additional Parent Regulatory Fee”) within two (2) Business Days following the date of such termination; provided, however, that neither the Remaining Parent Regulatory Fee nor the Additional Parent Regulatory Fee shall be payable by Parent pursuant to this Section 7.2(e) if the failure of the conditions set forth in Section 7.1(b) (solely to the extent the Order giving rise to such termination right relates to applicable U.S. federal Competition Laws) or Section 7.1(e) (solely to the extent that, at the time of such termination, the conditions in Section 6.1(b)(i) shall not have been satisfied) to be satisfied is the result of breach by the Company of its obligations set forth in Section 5.5 and Parent would have been entitled to terminate this Agreement as a result of such breach under Section 7.1(f).

(f)

Within five (5) Business Days of the termination of the Merger Agreement in accordance with Section 7.1(f), the Company shall pay to Parent in cash an amount equal to the sum of all amounts paid by Parent to the stockholders of the Company pursuant to Section 5.18(a) and Section 5.18(c) (such amount, the “Company Termination Fee”).

(g)

In no event shall the Company be required to pay the Company Termination Fee or the Breakup Fee to Parent on more than one occasion, and in no event shall Parent be required to pay any portion of the Parent Regulatory Fee or the Additional Parent Regulatory Fee on more than one occasion. Any payment of the Expense Reimbursement shall reduce, on a dollar-for-dollar basis, any Breakup Fee that becomes due and payable under Section 7.2(c). All payments to Parent under this Section 7.2 will be made by wire transfer of immediately available funds to the account designated by Parent on Section 7.2(g) of the Parent Disclosure Schedule. All payments to the Company under this Section 7.2 will be made by wire transfer of immediately available funds to the account designated by the Company on Section 7.2(g) of the Company Disclosure Schedule. Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement, (iii) neither the Breakup Fee nor the Company Termination Fee is a penalty, but rather each of the Breakup Fee and the Company Termination Fee is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Breakup Fee or the Company Termination Fee is payable and (iv) neither the Parent Regulatory Fee nor the Additional Parent Regulatory Fee is a penalty, but rather each of the Parent Regulatory Fee and the Additional Parent Regulatory Fee is liquidated damages in a reasonable amount that will compensate the stockholders of the Company and the Company, respectively, in the circumstances in which the Remaining Parent Regulatory Fee and the Additional Parent Regulatory Fee are payable. Accordingly, if the Company or Parent fails to promptly pay any amounts due pursuant to this Section 7.2, the non-paying Party shall pay to the other Party (or the stockholders of the Company, as applicable) interest on the amounts due pursuant to this Section 7.2 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. If a suit is brought over the payments under this Section 7.2, the prevailing party shall be entitled to reimbursement of its reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) in connection with such suit.

(h)

Notwithstanding anything to the contrary in this Agreement, (i) in the event that the Breakup Fee or the Company Termination Fee is paid or payable pursuant to this Section 7.2, Parent’s right to receive payment of the Breakup Fee or the Company Termination Fee shall be the sole and exclusive remedy of Parent and its Affiliates and Representatives against the Company and its Affiliates and Representatives under this Agreement or arising out of or related to this Agreement or the transactions contemplated hereby, and upon payment of such amount(s), neither the Company nor any of its Affiliates or Representatives shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise, and (ii) in the event that the Remaining Parent Regulatory Fee and the Additional Parent Regulatory Fee are paid or payable pursuant to this Section 7.2, the right of the stockholders of the Company to receive prepayments pursuant to Section 5.18 and payment of the Remaining Parent Regulatory Fee and the Company’s right to receive payment of the Additional Parent Regulatory Fee, the Approval Awards Amount, all Monthly Awards Amounts, and the Remaining Regulatory Fee Awards Amount shall be the sole and exclusive remedy of the Company and its stockholders and holders of Company Equity Awards and their respective Affiliates and Representatives against Parent and its Affiliates and Representatives, and, for the avoidance of doubt, the Debt Financing Sources, under this Agreement or arising out of or related to this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, and upon payment of such amounts, neither Parent nor any of its Affiliates or Representatives nor, for the avoidance of doubt, any Debt Financing Source shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise, provided that, for the avoidance of doubt, Parent shall remain liable for the expense reimbursement and indemnification obligations set forth in Section 5.17(c) and Section 5.18(e).

7.3

Amendment. This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or of Merger Sub; provided, however, that that no amendment, modification or supplement shall be made to this Agreement that would adversely affect the rights of the Financing Sources as set forth in Section 8.9, Section 8.12 or this Section 7.3 (and any other provision of this Agreement to the extent an amendment or waiver of such provision would modify the substance of the foregoing provisions) without the consent of the Financing Sources; provided, further, that, after adoption of this Agreement by such stockholders, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto that expressly refers to this Section 7.3.

7.4

Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any Uncured Inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby that expressly refers to this Section 7.4, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1

Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 8.1 will not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

8.2

Fees and Expenses. Subject to Section 7.2, all fees and expenses incurred in connection with the preparation, negotiation and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

8.3

Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person or sent by email transmission (provided, that (x) confirmation of email transmission is obtained and (y) any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day) or (ii) on the next Business Day if transmitted by national overnight courier service, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

JetBlue Airways Corporation

27-01 Queens Plaza North

Long Island City, NY 11101

Attention:    Chief Financial Officer

Email:          [***]

with a copy to (for information purposes only):

JetBlue Airways Corporation

27-01 Queens Plaza North

Long Island City, NY 11101

Attention:    General Counsel

Email:          [***]

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention:    Daniel Litowitz

Derrick Lott

Email: [***]

[***]

If to the Company, addressed to it at:

Spirit Airlines, Inc.

2800 Executive Way

Miramar, Florida 33025

Attention:    Thomas Canfield

Email: [***]

with a copy to (for information purposes only):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:    Gregory V. Gooding

William D. Regner

Email:         [***]

[***]

8.4	Certain Definitions. For purposes of this Agreement, the term:

“2025 Convertible Notes” means the Company’s 4.75% Convertible Senior Notes due 2025, issued under the 2025 Convertible Notes Indenture.

“2025 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee, as amended or supplemented to the date of this Agreement.

“2026 Convertible Notes” means the Company’s 1.00% Convertible Senior Notes due 2026, issued under the 2026 Convertible Notes Indenture.

“2026 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee, as supplemented by that certain Second Supplemental Indenture, dated as of April 30, 2021, between the Company and Wilmington Trust, National Association, as trustee, as amended or supplemented to the date of this Agreement.

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement that (i) does not contain any provision prohibiting or otherwise restricting the Company from making any of the disclosures required to be made by Section 5.3 or any other provision of this Agreement and (ii) contains confidentiality provisions that are no more favorable in the aggregate to the counterparty than those contained in the Confidentiality Agreement; provided, that such agreement need not include any “standstill” or similar restriction.

“Acquisition Proposal” means, with respect to the Company, any offer or proposal from any person or group (other than Parent and Merger Sub) concerning any, in a single transaction or series of related transactions, direct or indirect, (a) merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or similar transaction involving the Company which would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 20% or more of the voting power of the Company or 20% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power), (b) sale, lease, exchange, transfer, license or other disposition of assets of the Company representing 20% or more of the consolidated assets of the Company (whether based on the fair market value, revenue generation or net income), (c) issuance or sale by the Company of Equity Interests representing, convertible into or exchangeable for 20% or more of the voting power of the Company, (d) transaction in which any Person will acquire beneficial ownership or the right to acquire beneficial ownership or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of, Equity Interests representing 20% or more of the voting power of the Company, (e) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the shareholders of any person or group) beneficially owning 20% or more of the voting power of the Company or (f) any combination of the foregoing (in each case, other than the Merger).

“Affiliate” or “affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Aggregate Additional Prepayment Amount” means the product of (x) the Additional Prepayment Amount multiplied by (y) the number of Additional Prepayments paid prior to the Closing Date or, in the event that the Closing Date occurs after an Additional Prepayment Record Date but before the applicable Additional Prepayment Date, payable after the Closing Date.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means any state securities, “blue sky” or takeover law.

“Breakup Fee” means an amount, in cash, equal to $94.2 million.

“Business” means the business conducted by the Company and its Subsidiaries.

“Business Day” means any day (other than Saturday or Sunday) on which commercial banks banking in the County of New York, New York are not required or permitted by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (Mar. 27, 2020), as the same may be amended from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Code” means the Internal Revenue Code of 1986.

“Company Benefit Plans” means, other than Foreign Benefit Plans and “multiemployer plans” (as defined in Section 3(37) of ERISA), all material “employee benefit plans” as defined in Section 3(3) of ERISA and all material bonus, stock option, stock purchase, stock appreciation rights, restricted stock, stock-based or other equity-based, incentive, profit-sharing, deferred compensation, vacation, insurance, medical, welfare, fringe, retirement, retiree medical or life insurance, supplemental retirement, severance, termination or change in control or other benefit plans, programs or arrangements, and all material employment, consulting, termination, severance or other contracts or agreements, whether or not in writing and whether or not funded, to which a member of the Company Group is a party, with respect to which any member of the Company Group has any obligation or which are maintained, contributed to or sponsored by any member of the Company Group for the benefit of any current or former employee, officer, director or consultant of any member of the Company Group.

“Company Convertible Notes” means the 2025 Convertible Notes and 2026 Convertible Notes.

“Company Equity Award” means a Company RSU Award, Company Performance Share Award, 2022 Company Performance Share Award or any other equity award granted under a Company Equity Award Plan.

“Company Equity Award Plans” means the Company’s 2011 Equity Incentive Award Plan and the Company’s 2015 Incentive Award Plan.

“Company Group” means the Company and each Subsidiary of the Company.

“Company IT Assets” means any and all computers, computer software, applications (including but not limited to web and mobile applications), firmware, middleware, servers, workstations, devices, digital storage media, routers, hubs, switches, networks, data communications lines and all other information technology equipment, and all associated documentation, owned by, or licensed or leased to, the Company Group (excluding, in each case, any public networks).

“Company Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company Group, taken as a whole, or (b) prevents, or materially delays, the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any development in general economic conditions, or in securities, credit or financial markets, including changes in interest rates and changes in exchange rates, in the United States or any other country or region in the world in which the Company conducts business or any industry-wide development generally affecting airline companies; (ii) any change in GAAP or any change in applicable Laws applicable to the operation of the business of the Company; (iii) any change resulting from the announcement or pendency of the transactions contemplated by this Agreement, including the Merger (it being understood that this clause (iii) shall not apply to any representation, warranty, covenant or agreement of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby); (iv) acts of war, outbreak or escalation of hostilities, terrorism or sabotage, or other changes in geopolitical conditions, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters, any epidemic, pandemic, outbreak of illness or other public health event (including, for the avoidance of doubt, COVID-19 and impact of COVID-19 on the Company) and other similar events in the United States or any other country or region in the world in which the Company conducts business; (v) any failure by the Company to meet any internal or published (including analyst) projections, expectations, forecasts or predictions in respect of the Company’s revenue, earnings or other financial performance or results of operations (it being understood that the underlying facts and circumstances giving rise to such event may be deemed to constitute, and may be taken into consideration in determining whether there has been, a Company Material Adverse Effect); (vi) the taking of any action expressly contemplated by this Agreement or at Parent’s or Merger Sub’s request; or (vii) any change in the market price or trading volume, or the downgrade in rating, of the Company’s securities (it being understood that the underlying facts and circumstances giving rise to such event may be deemed to constitute, and may be taken into consideration into determining whether there has been, a Company Material Adverse Effect); provided, further, that the effects or changes set forth in the foregoing clauses (i), (ii) and (iv) shall be taken into account in determining whether there has occurred a Company Material Adverse Effect only to the extent such developments have, individually or in the aggregate, a disproportionate impact on the Company relative to other companies in the airline industry, in which case only the incremental disproportionate impact may be taken into account.

“Company PSP Warrant Agreement” means that certain warrant agreement, dated as of April 20, 2020, between the Company and the Treasury.

“Company PSP Warrants” means warrants issued to the Treasury to purchase up to 520,797 shares of Company Common Stock at an exercise price of $14.08 per share, in connection with the Company’s receipt of funding under the PSP.

“Company PSP2 Warrant Agreement” means that certain warrant agreement, dated as of January 15, 2021, between the Company and the Treasury.

“Company PSP2 Warrants” means warrants issued to the Treasury to purchase up to 137,753 shares of Company Common Stock at an exercise price of $24.42 per share, in connection with the Company’s receipt of funding under the PSP2.

“Company PSP3 Warrant Agreement” means that certain warrant agreement, dated as of April 29, 2021, between the Company and the Treasury.

“Company PSP3 Warrants” means warrants issued to the Treasury to purchase up to 80,539 shares of Company Common Stock at an exercise price of $36.45 per share, in connection with the Company’s receipt of funding under the PSP3.

“Company Registered IP” means all Intellectual Property Rights included in the Company Owned Intellectual Property that are registered, filed, or issued under the authority of any Governmental Entity, including all patents, registered copyrights, registered Trademarks and domain names and all applications for any of the foregoing.

“Company Treasury Restrictions” means the restrictions and limitations that the Company has been, and will continue to be, subject to as a result of the Company’s participation in the PSP, PSP2 and PSP3, including, but not limited to, the: (i) requirement that funding received under the PSP, PSP2 and PSP3 be used exclusively for the payment of wages, salaries and benefits to employees, (ii) prohibition on the payment of dividends until September 30, 2022, (iii) prohibition on the repurchase of any of the Company’s equity securities that are listed on a national securities exchange until September 30, 2022, (iv) restrictions on the involuntary termination or furlough of certain employees until the later of September 30, 2021, and the date on which all of the funding received under the PSP, PSP2 and PSP3 has been expended, (v) restrictions on the reduction of the salary, pay rate and benefits of certain employees until the later of September 30, 2021, and the date on which all of the funding received under the PSP, PSP2 and PSP3 has been expended, (vi) limitations on certain executive compensation including, but not limited to, pay increases and severance pay or other benefits upon terminations, until April 1, 2023, (vii) requirements to maintain certain levels of scheduled air transportation services through March 1, 2022, and (viii) additional reporting and recordkeeping requirements.

“Company Warrant Agreements” means the Company PSP Warrant Agreement, the Company PSP2 Warrant Agreement and the Company PSP3 Warrant Agreement.

“Company Warrants” means the Company PSP Warrants, the Company PSP2 Warrants and the Company PSP3 Warrants.

“Competition Law” means any domestic or foreign antitrust, competition and merger control law or regulation that is applicable to the transactions contemplated by this Agreement.

“Contracts” means any legally binding contract, agreement, indenture, note, bond, license, lease or any other legally binding commitment, plan or arrangement, whether oral or written.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

“Convertible Notes Indenture” means the 2025 Convertible Notes Indenture, providing for the 2025 Convertible Notes, and the 2026 Convertible Notes Indenture, providing for the 2026 Convertible Notes, and as each may have been further amended or supplemented prior to the date of this Agreement.

“COVID-19” means the emergence or spread of SARS-CoV-2 or COVID-19 (including any evolutions, mutations or variations thereof) and any other epidemics, pandemics or disease outbreaks.

“COVID-19 Changes” means, which respect to any Person, any action taken (or not taken) that is required to comply with COVID-19 Measures and any commercially reasonable action taken (or not taken) in good faith to mitigate the risk of COVID-19 or the COVID-19 Measures on such Person, its business or its Subsidiaries.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, furlough, workforce reduction, social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other applicable Laws, guidelines, responses or recommendations by any Governmental Entity in connection with or in response to COVID-19.

“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, between Parent and Goldman Sachs Bank USA (“GS Bank”), Bank of America BofA Securities, Inc. (or any of its designated affiliates, “BofA Securities”), Bank of America, N.A. (“Bank of America”), BNP Paribas (“BNPP”), Credit Suisse AG, New York Branch (acting through such of its affiliates or branches as it deems necessary, “CS”), Credit Suisse Loan Funding LLC (“CSLF” and, together with CS, “Credit Suisse”), Credit Agricole Corporate and Investment Bank (“CACIB”), Natixis, New York Branch (“Natixis”), Sumitomo Mitsui Banking Corporation (“SMBC”) and MUFG Bank, Ltd. (“MUFG” and, together with GS Bank, BofA Securities, Bank of America, BNPP, Credit Suisse, CACIB, Natixis and SMBC, the “Debt Commitment Parties”), as modified, amended, supplemented, restated, assigned, substituted or replaced in compliance with this Agreement or as required by Section 5.15 following a Financing Failure Event pursuant to which the financial institutions party thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the transactions contemplated hereby, the repayment or refinancing of the Company’s existing indebtedness, the payment of fees and expenses and the other transactions, in each case contemplated hereby.

“Debt Commitment Parties” has the meaning set forth in the definition of Debt Commitment Letter.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to or as contemplated by the Debt Commitment Letter or any replacement thereof incurred for purposes of financing the transactions contemplated hereby.

“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including (A) credit agreements, underwriting agreements, purchase agreements, indentures and security documents pursuant to which the Debt Financing will be governed or contemplated by the Debt Commitment Letter, (B) officer, secretary, solvency and perfection certificates, customary legal opinions, corporate organizational documents, good standing certificates, lien searches, and resolutions contemplated by the Debt Commitment Letter or reasonably requested by Parent, the Merger Sub or their Financing Sources, (C) documents requested by Parent, Merger Sub or their Financing Sources relating to the repayment of the Company’s existing indebtedness and the release of related liens, including customary payoff letters, (D) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and (E) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Debt Financing (including original copies of certificated securities, control agreements, surveys, title insurance, landlord consent and access letters) as are requested by Parent, Merger Sub or their Financing Sources.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Federal Aviation Act” means Subtitle VII of Title 49 of the U.S. Code.

“Financing Conditions” means, with respect to the Debt Financing, the conditions precedent set forth in Exhibit C of the Debt Commitment Letter.

“Financing Failure Event” means any of the following (a) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated prior to their stated date of termination under the Debt Commitment Letter, (b) for any reason, all or any portion of the Debt Financing becoming unavailable or (c) a material breach or repudiation by any party to the Debt Commitment Letter, and in any such case, Parent in its reasonable discretion, determines that the Debt Financing, or such portion of the Debt Financing is required by Parent to consummate the transactions contemplated hereby; provided, however, that Parent may, at its option, reduce commitments with respect to the Debt Financing, so long as the aggregate amount of the Debt Financing (as so reduced) is sufficient, together with any other sources of funds available to Parent or Merger Sub (including cash and cash equivalents held by Parent, the Company and their respective subsidiaries and the proceeds of available lines of credit under existing revolving credit facilities of Parent), to consummate the transactions contemplated by this Agreement; provided further, that with respect to any such commitment reduction at Parent’s option, Parent shall concurrently deposit cash and cash equivalents in an amount equal to such commitment reduction into a segregated account of Parent (“Escrowed Amount”) and the Escrowed Amount shall be solely available to consummate the transactions contemplated by this Agreement.

“Financing Source Parties” means the Financing Sources, their Affiliates, and any of their respective current, former and future directors, officers, general or limited partners, shareholders, members, managers, controlling persons, employees, representatives and agents.

“Financing Sources” means each lender and each other person (including each agent and arranger) that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated hereby, including any commitment letters, engagement letters, credit agreements, loan agreements or indentures relating thereto, together with each former, current and future affiliates thereof and each former, current and future officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such lender, other person or affiliate or the heirs, executors, successors and assigns of any of the foregoing.

“Foreign Benefit Plans” means material benefit plans that are comparable to Company Benefit Plans that are maintained for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries who is located primarily in a country other than the United States and/or their dependents or that are subject to the laws of any jurisdictions other than the United States, excluding any benefit plan mandated or pursuant to which the Company or its Subsidiaries is required to contribute, in either case, under applicable Law.

“Fully Diluted Shares” means, as of any date, the aggregate number of the Company’s fully diluted Shares as of such date, calculated in a manner consistent with Section 5.18(b) of the Company Disclosure Schedule, other than any Shares held in the treasury of the Company and all Shares owned of record by Parent, Merger Sub or any of their respective wholly owned Subsidiaries.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Support Laws” means, collectively, the CARES Act, the Consolidated Appropriations Act and the American Rescue Plan Act.

“Governmental Entity” means any national, federal, state, county municipal, local or foreign government, or other political subdivision thereof, any multinational organization or authority, any authority, agency, commission, or any entity exercising executive, legislative, judicial, regulatory, police, taxing or administrative functions, power or authority of or pertaining to government.

“group” has the meaning ascribed to in the Exchange Act, except where the context otherwise requires.

“Hazardous Substances” means any pollutant, chemical, substance, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, or any infectious agent or biological material, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, mold, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Income Tax Losses” means the net amount of any income Taxes (including interest or penalties thereon and additions thereto) payable by, or assessed by a Governmental Entity on, any member of the Company Group, but shall not include any income Taxes (or interest or penalties thereon or additions thereto) imposed on amounts paid to the Company Group pursuant to Section 5.18(e).

“Independent Accountant” means an independent public accounting firm of international reputation as Parent and the Company shall mutually agree upon.

“Intellectual Property Rights” means, in any and all jurisdictions, (a) patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) trademarks, service marks, trade dress, livery, logos, trade names, social media identifiers, and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”), (c) copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) rights in databases and data collections (including knowledge databases, customer lists and customer databases), (e) Trade Secrets, (f) URL and Internet domain name registrations and (g) any and all other similar proprietary rights whether now known or hereafter recognized, in each case of (a) – (g) whether registered or unregistered, and any applications for registration therefor.

“Intentional Breach” means (a) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the knowledge of the breaching party, (b) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement and (c) the failure to effect the Closing when required pursuant to the terms of this Agreement.

“Intervening Event” means any material event, circumstance, change, effect, development or condition that was (i) not known or reasonably foreseeable by the Company Board as of the date of this Agreement or (ii) known to the Company Board as of the date of this Agreement, but the consequences of which were not known or reasonably foreseeable and, in either such case, becomes known to the Company Board after the date of this Agreement; provided, however, that in no event shall any event, circumstance, change, effect, development or condition resulting from or relating to any of the following give rise to an Intervening Event: (a) any Acquisition Proposal; (b) the public announcement of discussions among the parties regarding a potential transaction, the public announcement, execution, delivery or performance of this Agreement, the identity of Parent or the public announcement, pendency or consummation of the transactions contemplated hereby; (c) any change in the trading price or trading volume of Company Common Stock on the NYSE or any change in the Company’s credit rating (although, for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (c) relating to or causing such change may be considered, along with the effects or consequences thereof); (d) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof); (e) changes in GAAP, other applicable accounting rules or applicable Law (including the accounting rules and regulations of the SEC) or, in any such case, changes in the interpretation thereof after the date hereof; or (f) any changes in general economic or political conditions, or in the financial, credit or securities markets in general (including changes in interest rates, exchange rates, stock, bond and/or debt prices).

“IRS” means the United States Internal Revenue Service.

“knowledge” means (a) with respect to the Company, the actual knowledge of each of the individuals set forth on Section 8.4 of the Company Disclosure Schedule, and (b) with respect to Parent and Merger Sub, the actual knowledge of each of the individuals set forth on Section 8.4 of the Parent Disclosure Schedule.

“Law” means any federal, state, local or foreign law, statute, code, constitution, treaty, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, restriction, charge, option, lease, license, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“NASDAQ” means the NASDAQ Stock Market LLC.

“Non-Deductible Payment” means a payment of a type that cannot be deducted in any manner (i.e., neither as a capital loss nor as an ordinary loss or expense) by the Company for income Tax purposes in any Tax period; provided that a payment will not be regarded as a Non-Deductible Payment because the deduction arising from such payment does not result in a current Tax Benefit or because the payment is nondeductible pursuant to generally applicable Tax limitations on the utilization of Tax deductions or losses, including, but not limited to, rules regarding the capitalization of expenses and rules regarding the disallowance of losses incurred by a target corporation in connection with the pursuit of alternative transactions.

“NYSE” means the New York Stock Exchange.

“Originally Scheduled Date” means the date of the Company Stockholder Meeting set forth in the definitive Proxy Statement mailed by the Company to its stockholders for the Company Stockholder Meeting.

“Outstanding Shares” means, as of any date, the aggregate number of Shares issued and outstanding on such date (other than any Shares held in the treasury of the Company and all Shares owned of record by Parent, Merger Sub or any of their respective wholly owned Subsidiaries).

“Parent Board” means the board of directors of Parent.

“Parent Group” means Parent and each Subsidiary of Parent.

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents, or materially delays, the ability of Parent to consummate the transactions contemplated by this Agreement.

“Parent Regulatory Fee” means an amount in cash equal to $400,000,000.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or other encumbrances arising by operation of Law, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Entity having jurisdiction over real property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above real property, (e) statutory Liens in favor of lessors arising in connection with any Leased Real Property, (f) Liens pursuant to the Company’s or Parent’s existing indebtedness, as the case may be, and (g) Liens that do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Personal Information” means all information that identifies, could reasonably be used to identify, or is otherwise identifiable with an individual or individual’s device (i.e., device identifiers, IP address, MAC address, or other device identifier) and including any information combined with or associated with Personal Information or that could be used to contact or locate an individual (e.g., geolocation data). Personal Information includes such information in any form, including paper, electronic, and other forms.

“Privacy Laws” means all applicable Laws as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, and email, text message or telephone communications, including the Federal Trade Commission Act; the Children’s Online Privacy Protection Act; the Telemarketing Consumer Protection Act; the CAN-SPAM Act; and California Consumer Privacy Act of 2018.

“Process” (or “Processing”) means to perform any operation or set of operations upon data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, transferring, aligning, cleaning, transmitting, disclosing, altering, distributing, disseminating, or otherwise making available data.

“Proxy Statement Clearance Date” means the earlier of (i) the date on which the Company learns, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, including the first Business Day that is at least ten (10) days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement, and (ii) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the Company learns, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“PSP” means the Payroll Support Program established under Division A, Title IV, Subtitle B of the CARES Act.

“PSP2” means the Payroll Support Program Extension established under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (December 27, 2020), as the same may be amended from time to time (the “Consolidated Appropriations Act”).

“PSP3” means the Payroll Support Program established under Section 7301 of the American Rescue Plan Act of 2021 (March 11, 2021), as the same may be amended from time to time (the “American Rescue Plan Act”).

“Qualifying Amendment” shall mean an amendment or supplement to the Proxy Statement to the extent it contains (i) a Change of Board Recommendation, (ii) a statement of the reasons of the Company Board for making such Change of Board Recommendation and (iii) additional information reasonably related to the foregoing.

“Remaining Parent Regulatory Fee” means the excess, if any, of (i) the Parent Regulatory Fee minus (ii) the sum of (x) the Approval Prepayment, (y) the sum of all Additional Prepayments made prior to such termination, and (z) all amounts payable by Parent to the Company pursuant to Section 5.18(b) and Section 5.18(d).

“Remaining Regulatory Fee Awards Amount” means (i) the Remaining Regulatory Fee Per Share Amount times (ii) the excess of (x) the Fully Diluted Shares as of the Remaining Regulatory Fee Record Date minus (y) the number of Outstanding Shares on the Remaining Regulatory Fee Record Date.

“Remaining Regulatory Fee Per Share Amount” means (i) the Remaining Parent Regulatory Fee divided by (ii) the Fully Diluted Shares as of the Remaining Regulatory Fee Record Date.

“Restricted Shares” means each outstanding and issued Share that is subject to one or more vesting conditions.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” will be replaced by “50%”) made by any person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement, which Acquisition Proposal did not result from a breach of Section 5.3, that the Company Board has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, (a) would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view, than the Merger (after giving effect to all adjustments to the terms thereof which may be offered by Parent pursuant to Section 5.3(e)) and (b) is reasonably capable of being consummated in accordance with the terms of such Acquisition Proposal, taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal.

“Tax Benefit” means any Tax refund received in cash and any reduction (due to the application of credits or otherwise) of Taxes otherwise payable in cash.

“Tax Return” means any report, return (including information return), claim for refund, declaration or other information or filing filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means any and all taxes, fees, duties, levies, assessments or charges of any kind (together with any and all interest, penalties and additions thereto, whether disputed or not) imposed by any Governmental Entity, including taxes or other similar charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, capital, sales, use, transfer, inventory, license, capital stock, payroll, employment, unemployment, social security, workers’ compensation, severance, escheat, stamp, occupation, premium or net worth, and taxes or other similar charges in the nature of excise, withholding, ad valorem, value added, estimated taxes, or custom duties.

“Trade Secrets” means trade secrets and other rights in know-how and confidential or proprietary information deriving economic value from the secret nature of the information (including any business plans, designs, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information).

“Treasury” means the U.S. Department of the Treasury.

“Treasury Regulations” means regulations promulgated by the Treasury under the Code.

“Triggering Event” will be deemed to have occurred if: (a) the Company Board effects a Change of Board Recommendation, whether or not in compliance with Section 5.3); (b) the Company enters into any Alternative Acquisition Agreement; (c) the Company Board publicly recommends to its stockholders any Acquisition Proposal; (d) an Acquisition Proposal has been publicly disclosed (other than by the commencement of a tender offer or exchange offer), and the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent’s written request therefor; (e) a tender offer or exchange offer for securities of the Company is commenced and the Company Board shall have failed to recommend against acceptance by the Company’s stockholders of such tender offer or exchange offer (including for these purposes, by taking any position contemplated by Rule 14e-2 under the Exchange Act other than recommending rejection of such tender offer or exchange offer) within ten (10) Business Days of such commencement; or (f) the Company Board formally resolves to take or publicly announces its intention to take any of the foregoing action.

“Uncured Inaccuracy” with respect to a representation or warranty of a party to this Agreement as of a particular date will be deemed to exist only if such representation or warranty is inaccurate as of such date as if such representation or warranty were made as of such date, and the inaccuracy in such representation or warranty has not been cured in all material respects since such date; provided, however, that if such representation or warranty by its terms speaks as of the date of this Agreement or as of another particular date, then there will not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty was inaccurate as of the date of this Agreement or such other particular date, respectively, and the inaccuracy in such representation or warranty has not been cured in all material respects since such date.

8.5	Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“2022 Company Performance Share Award”	Section 2.4(a)
“Additional Parent Regulatory Fee”	Section 7.2(e)
“Additional Prepayment”	Section 5.18(c)

“Additional Prepayment Amount”	Section 5.18(c)
“Additional Prepayment Calculation Date”	Section 5.18(d)
“Additional Prepayment Date”	Section 5.18(c)
“Additional Prepayment Record Date”	Section 5.18(c)
“Agreement”	Preamble
“Alternative Acquisition Agreement”	Section 5.3(a)(ii)
“Approval Awards Amount”	Section 5.18(b)
“Approval Prepayment”	Section 5.18(a)
“Approval Prepayment Amount”	Section 5.18(a)
“Approval Prepayment Calculation Date”	Section 5.18(b)
“Approval Prepayment Date”	Section 5.18(a)
“Approval Prepayment Record Date”	Section 5.18(a)
“Barclays”	Section 3.28
“Barclays Fairness Opinion”	Section 3.28
“Book-Entry Shares”	Section 2.2(b)
“CCPA”	Section 3.18(b)
“Certificate of Merger”	Section 1.2
“Certificates”	Section 2.2(b)
“Chancery Court”	Section 8.12(b)
“Change of Board Recommendation”	Section 5.3(e)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Company”	Preamble
“Company Aircraft”	Section 3.24(a)
“Company Aircraft Finance Contract”	Section 3.24(e)
“Company Aircraft Purchase Contract”	Section 3.24(d)
“Company Airport”	Section 3.26
“Company Board”	Recitals
“Company Board Recommendation”	Recitals
“Company Bylaws”	Section 3.1(c)
“Company CBAs”	Section 3.13(b)
“Company Charter”	Section 3.1(c)

“Company Common Stock”	Section 2.1(a)
“Company Data Privacy Requirements”	Section 3.18(a)
“Company Disclosure Schedule”	Article 3
“Company Financial Statements”	Section 3.7(a)
“Company Insurance Policies”	Section 3.20
“Company Leased Real Property”	Section 3.22(a)
“Company Licensed Intellectual Property”	Section 3.17(a)
“Company Material Contract”	Section 3.14(a)
“Company MSU Award”	Section 2.4(a)
“Company Non-Voting Common Stock”	Section 3.2(a)
“Company Owned Intellectual Property”	Section 3.17(a)
“Company Performance Share Award”	Section 2.4(b)
“Company Permits”	Section 3.6(a)
“Company PII Security Incident”	Section 3.18(c)
“Company Preferred Stock”	Section 3.2(a)
“Company Related Party Transaction”	Section 3.23
“Company Representatives”	Section 5.2
“Company Required Vote”	Section 3.29
“Company RSU Awards”	Section 2.4(a)
“Company SEC Documents”	Section 3.7(a)
“Company Slots”	Section 3.25(a)
“Company Stockholder Approval”	Section 3.29
“Company Stockholder Meeting”	Section 5.4(b)
“Company Termination Fee”	Section 7.2(f)
“Competition Authorities”	Section 5.5(d)
“Confidentiality Agreement”	Section 5.2
“Continuing Employee”	Section 5.8(a)
“Credit Card Contract”	Section 3.14(a)(v)
“D&O Insurance”	Section 5.9(c)
“DGCL”	Recitals
“DHS”	Section 3.5
“Disbursing Agent”	Section 5.18(g)

“Dissenting Shares”	Section 2.3
“Divestiture Action”	Section 5.5(e)
“DOT”	Section 3.5
“EDGAR”	Article 3
“Effective Time”	Section 1.2
“Enforceability Exceptions”	Section 3.3(a)
“Exchange Act”	Section 3.5
“Expense Reimbursement”	Section 7.2(d)
“Extended Outside Date”	Section 7.1(e)
“FAA”	Section 3.5
“FCC”	Section 3.5
“First Additional Prepayment Date”	Section 2.4(e)
“Frontier”	Recitals
“Frontier Expense Amount”	Section 5.19
“Frontier Merger Agreement”	Recitals
“Indemnified Company Tax Loss”	Section 5.18(e)
“Intervening Event Notice Period”	Section 5.3(g)(i)
“IOC Request”	Section 5.1
“Malicious Code”	Section 3.17(f)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“Merger Sub Common Stock”	Section 2.1(c)
“Monthly Awards Amount”	Section 5.18(d)
“Monthly Awards Amount Statement”	Section 5.18(d)
“Morgan Stanley”	Section 3.28
“Morgan Stanley Fairness Opinion”	Section 3.28
“Notice Period”	Section 5.3(f)(i)
“Order”	Section 3.15(b)
“Outside Date”	Section 7.1(e)
“Parent”	Preamble
“Parent Consent Persons”	Section 5.1

“Parent Disclosure Schedule”	Article 4
“Parent Representatives”	Section 5.2
“party”	Preamble
“Paying Agent”	Section 2.2(a)
“Payment Fund”	Section 2.2(a)
“PCI DSS”	Section 3.18(e)
“Proceeding”	Section 3.15(a)
“Release Date”	Section 5.18(e)
“Remaining Regulatory Fee Record Date”	Section 7.2(e)
“Representatives”	Section 5.2
“Response Deadline”	Section 5.1
“Sarbanes-Oxley Act”	Section 3.7(a)
“SEC”	Section 3.5
“Section 16”	Section 5.12
“Second Extended Outside Date”	Section 7.1(e)
“security events”	Section 3.17(g)
“Service Providers”	Section 3.12(g)
“Share”	Section 2.1(a)
“Surviving Corporation”	Section 1.1(a)
“Tax Attributes”	Section 5.18(e)
“Tax Benefit Payments”	Section 5.18(e)
“TSA”	Section 3.5

8.6	Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.7

Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by reason of any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.8

Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Schedules and Company Disclosure Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

8.9

Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever (including Section 5.8) under or by reason of this Agreement except for (i) the individuals referenced in Section 5.9 and (ii) the Financing Source Parties, which are express third-party beneficiaries of Section 7.3, this Section 8.9 and Section 8.12 and entitled to enforce such provisions against each of the parties hereto.

8.10

Assignment. This Agreement will not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties hereto; provided, that (i) Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary prior to the mailing of the Proxy Statement, but no such assignment will relieve Parent or Merger Sub, as the case may be, of its obligations hereunder and (ii) Parent and Merger Sub may assign its rights under this Agreement to the Financing Sources as collateral security, but no such assignment under clause (i) or (ii) will relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

8.11

Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Except as otherwise expressly provided herein, any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder. Unless otherwise specifically provided for herein, the term “or” will not be deemed to be exclusive. Documents, materials and information are deemed to have been “made available” to Parent and Merger Sub, if such documents, materials or information were available for review by such person and its Representatives through the electronic data room entitled “Galaxy New,” which is hosted by Datasite (www.datasite.com) in connection with the transactions contemplated hereby or disclosed in a Company SEC Document filed and publicly available, in each case, at least three (3) Business Days prior to the date of this Agreement. The phrase “ordinary course of business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice, including any COVID-19 Changes. References to “days” will mean “calendar days” unless expressly stated otherwise. References to a person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is not a Business Day, the period will end on the immediately following Business Day. No specific provision, representation or warranty will limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement will be given full, separate, and independent effect and that such provisions are cumulative.

8.12	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)

This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, each party agrees that any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing, Debt Commitment Letter or the transactions contemplated thereby or the performance thereof, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of Law or conflict of Laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b)

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”), or, if the Chancery Court lacks subject matter jurisdiction of the action or proceeding, any Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (v) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (w) not to bring or permit any of its affiliates or representatives to bring or support anyone else in bringing any such action in any other court, (x) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (y) that the laws described in the last sentence of Section 8.12(a) shall govern any such action and (z) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court.

(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING ANY LITIGATION INVOLVING A FINANCING SOURCE PARTY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

(d)

Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that neither it nor any of its Representatives or Affiliates shall have any rights or claims against any Financing Source in connection with or related to this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, and that only Parent shall be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Debt Commitment Letter. In addition, no Financing Source shall have any liability or obligation to the Company or any of the Company Representatives in connection with or related to this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise, including for any consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. For avoidance of doubt, (i) in no event shall this Section 8.12(d) apply to Parent, whether before or after the Closing, and (ii) from and after the Closing, the foregoing shall not modify or alter in any respect any provision of any definitive loan documentation between or among Parent, the Company (or the Surviving Corporation), and any of their respective Subsidiaries and any Financing Source entered into in connection with or as contemplated by this Agreement, and in the event of a conflict between the foregoing and any provision in any such definitive loan documentation, the provisions of such definitive loan documentation shall govern and control.

8.13

Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

8.14

Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court referred to in Section 8.12(b), this being in addition to any other remedy to which they are entitled at Law or in equity. Each party will waive any requirement for the posting of any bond or other security in connection therewith.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION

By:	/s/ Robin Hayes
Name:	Robin Hayes
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

SUNDOWN ACQUISITION CORP.

By:	/s/ Robin Hayes
Name:	Robin Hayes
Title:	President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

SPIRIT AIRLINES, INC.

By:	/s/ Edward M. Christie
Name:	Edward M. Christie
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SPIRIT AIRLINES, INC.

ARTICLE 1

NAME

The name of the corporation is Spirit Airlines, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Registered Agent in charge thereof shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

ARTICLE 3

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE 4

CAPITAL STOCK

Section 4.01 Authorization. The Corporation shall be authorized to issue 1,000 shares of capital stock. All shares shall be shares of Common Stock, par value $0.001 per share (“Common Stock”).

Section 4.02 Non-Voting Securities. The Corporation shall not issue any class of non-voting equity securities until and unless a majority of the Board of Directors of the Corporation (the “Board of Directors”) determines that it is no longer in the best interests of the Corporation for such prohibition to be effective. The Corporation shall publicly disclose such determination within a reasonable time after any such determination.

Section 4.03 Common Stock Rights. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote on each matter properly submitted to the stockholders of the Corporation for their vote, and the holders of the Common Stock shall vote together as a single class.

Section 4.04 Restriction on Ownership by Non-Citizens. At no time shall more than 25% of the voting interest of the Corporation be owned or controlled, directly or indirectly, by persons or entities who are not “citizens of the United States” as such term is defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the U.S. Department of Transportation or its successor, or as the same may be from time to time amended (“Non-Citizens”). In the event that Non Citizens shall own (beneficially or of record) or have voting control over any shares of capital stock of the Corporation, the voting rights of such persons or entities shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to the ownership and control of a U.S. air carrier. The bylaws of the Corporation (the “Bylaws”) shall contain provisions to implement this Article 4, Section 4.04, including, without limitation, provisions restricting or prohibiting the transfer of shares of voting stock to Non-Citizens and provisions restricting or removing voting rights as to shares of voting stock owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article 4, Section 4.04.

ARTICLE 5

BOARD OF DIRECTORS

Section 5.01 Number of Directors. The Board of Directors shall consist of at least one director, with the exact number of directors to be determined by resolution of the Board of Directors. The Chairman of the Board and at least two-thirds of the directors serving on the Board of Directors shall be “citizens of the United States” as such term is defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the U.S. Department of Transportation or its successor, or as the same may be from time to time amended.

Section 5.02 Written Ballot. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 5.03 Removal. Any director or the entire Board of Directors may be removed from office with or without cause by the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at an election of directors.

Section 5.04 Vacancies. Unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the stockholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until such director’s successor shall be elected and qualified and until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE 6

AMENDING THE BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaws.

ARTICLE 7

AMENDING THE CERTIFICATE OF INCORPORATION

Subject to the provisions of Article 10 hereof, the Corporation reserves the right at any time, from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE 8

DIRECTOR LIABILITY; INDEMNIFICATION AND INSURANCE

Section 8.01 Elimination of Certain Liability of Directors. The personal liability of the directors of the Corporation shall be eliminated to the fullest extent permitted by applicable law. No amendment, modification or repeal of this Article, adoption of any provision in this Certificate of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of a director or officer of the Corporation under this Article 8 with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

Section 8.02 Indemnification and Insurance. To the fullest extent permitted by applicable law, the Corporation shall indemnify and hold harmless each person that is or was a director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought against such person by reason of the fact that such person is or was a director or officer of the Corporation. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Any amendment, repeal or modification of the foregoing provisions of this Article 8, Section 8.02 shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ARTICLE 9

STOCKHOLDER MEETINGS

Section 9.01 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE 10

SECTION 203 NOT APPLICABLE

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

EXHIBIT B

CERTIFICATE OF MERGER

OF

SUNDOWN ACQUISITION CORP.

(a Delaware corporation)

WITH AND INTO

SPIRIT AIRLINES, INC.

(a Delaware corporation)

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Spirit Airlines, Inc., a Delaware corporation, hereby certifies the following information relating to the merger (the “Merger”) of Sundown Acquisition Corp., a Delaware corporation, with and into Spirit Airlines, Inc.:

FIRST: The names and state of incorporation of each of the corporations constituent to the Merger are as follows:

Name	Jurisdiction
Sundown Acquisition Corp.	Delaware
Spirit Airlines, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of July [•], 2022, by and among JetBlue Airways Corporation, a Delaware corporation, Sundown Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of JetBlue Airways Corporation, and Spirit Airlines, Inc., a Delaware corporation (the “Merger Agreement”), setting forth the terms and conditions of the Merger, was entered into by the constituent parties named therein, and has been approved, adopted, executed, and acknowledged by each of the constituent corporations in accordance with Sections 228 and 251 of the DGCL.

THIRD: The name of the surviving corporation of the Merger is Spirit Airlines, Inc., which shall continue its existence as the surviving corporation under the name Spirit Airlines, Inc.

FOURTH: Upon the effectiveness of the filing of this Certificate of Merger, the Certificate of Incorporation of Spirit Airlines, Inc., as amended to date, shall be amended and restated in its entirety as set forth in Exhibit A attached hereto and shall continue as the Certificate of Incorporation of the surviving corporation until further amended in accordance with the provisions of the DGCL.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the surviving corporation, at [•] and will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

SIXTH: The Merger shall become effective immediately upon the filing of this certificate with the Secretary of State of the State of Delaware in accordance with Section 251 and Section 103 of the DGCL.

IN WITNESS WHEREOF, Spirit Airlines, Inc. has caused this Certificate of Merger to be executed in its corporate name on this [•] day of [•], [•].

SPIRIT AIRLINES, INC.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

EXHIBIT A

Second Amended and Restated Certificate of Incorporation of Spirit Airlines, Inc.